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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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VORNADO REALTY TRUST
(Name of Registrant as Specified In Its Charter)

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VORNADO REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

2014

888 Seventh Avenue
New York, New York 10019

Notice of Annual Meeting of Shareholders to Be Held on May 22, 2014

To our Shareholders:

The 2014 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 22, 2014, beginning at 11:30 A.M., local time, for the following purposes:

        (1)    To elect three persons to the Board of Trustees of the Company. Each person elected will serve for a term of three years and until his respective successor is duly elected and qualified.

        (2)    To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

        (3)    To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

        (4)    To consider and vote upon certain non-binding shareholder proposals, if properly presented at the meeting.

        (5)    To transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The Board of Trustees of the Company has fixed the close of business on March 24, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Please review the accompanying proxy statement and proxy card or voting instruction form. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize your proxy by the Internet or by touch-tone phone as described on the proxy card or voting instruction form. Alternatively, you may sign the proxy card or voting instruction form and return it in accordance with the instructions included with the proxy card or voting instruction form. You may revoke your proxy by (1) executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office located at 888 Seventh Avenue, New York, New York 10019, or (4) attending the Annual Meeting and voting in person. To be effective, later-dated proxy cards, voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 21, 2014.

By Order of the Board of Trustees,
Alan J. Rice Secretary
April 11, 2014

2014 PROXY STATEMENT	VORNADO REALTY TRUST	1

888 Seventh Avenue
New York, New York 10019

PROXY STATEMENT

Annual Meeting of Shareholders to Be Held on May 22, 2014

The accompanying proxy is being solicited by the Board of Trustees (the "Board of Trustees" or the "Board") of Vornado Realty Trust, a Maryland real estate investment trust ("we," "us," "our" or the "Company"), for exercise at our 2014 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 22, 2014, beginning at 11:30 A.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. Our proxy materials, including this proxy statement, the Notice of Annual Meeting of Shareholders, the proxy card or voting instruction form and our 2013 Annual Report are being distributed and made available on or about April 11, 2014.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our shareholders access to our proxy materials on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about April 11, 2014 to our shareholders of record as of the close of business on March 24, 2014. Shareholders are able to (1) access the proxy materials on a website referred to in the notice or (2) request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the notice. You will need your 12-digit control number that is included with the notice mailed on or about April 11, 2014, to authorize your proxy for your shares through the Internet. If you have not received a copy of this notice of internet availability, please contact our investor relations department at 201-587-1000 or send an e-mail to ircontact@vno.com. If you wish to receive a printed version of these materials, you may request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

How do you vote?

If you hold your shares of record in your own name, you may vote in person at the Annual Meeting or you may authorize your proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card. Once you authorize a proxy, you may revoke that proxy by timely (1) executing and submitting a later-dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. To be effective, later-dated proxy cards, proxies authorized via the Internet, telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 21, 2014.

If you hold your common shares in "street name" (that is, as beneficial owner through a bank, broker or other nominee), your nominee will not vote your shares (other than with respect to the ratification of the appointment of our independent registered public accounting firm) unless you provide instructions to your nominee on how to vote your shares. If you hold shares in "street name," you will receive instructions from your nominee that you must follow in order to have your proxy authorized, or you may contact your nominee directly to request these voting instructions. You should instruct your nominee how to vote your shares by following the directions provided by your nominee.

We will pay the cost of soliciting proxies. We have hired MacKenzie Partners, Inc. to solicit proxies for a fee not to exceed $5,500. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing.

2	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Who is entitled to vote?

Only shareholders of record as of the close of business on March 24, 2014 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the "record date." On that date, 187,403,992 of our common shares of beneficial interest, par value $0.04 per share (the "Shares"), were outstanding. Holders of Shares as of the record date are entitled to one vote per Share on each matter properly presented at the Annual Meeting.

How do you attend the meeting in person?

If you hold your Shares in your own name, you will need only to present evidence of your identity, if asked. If you hold your Shares in "street name" and would like to attend the Annual Meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your Shares as of the close of business on the record date. If you hold Shares in "street name" and wish to vote in person at the Annual Meeting, you will need to contact your bank, broker or other nominee and obtain a legal proxy from your nominee and bring it to the Annual Meeting.

How will your votes be counted?

The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Any proxy, properly executed and returned, will be voted as directed and, if no direction is given, will be voted as recommended by the Board of Trustees in this proxy statement and in the discretion of the proxy holder as to any other matter that may properly come before the meeting. A broker non-vote and any proxy marked "withhold authority" or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of Trustees, the ratification of the appointment of our registered independent public accounting firm, the non-binding, advisory vote on executive compensation or the four non-binding shareholder proposals described below. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares on that matter and the broker has not received voting instructions from the beneficial owner.

The election of each of our nominees for Trustee requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the approval of the non-binding, advisory vote on executive compensation, the non-binding shareholder proposal regarding majority voting, the non-binding shareholder proposal regarding the appointment of an independent Chairman, the non-binding shareholder proposal regarding establishing one class of Trustees to be elected annually and the non-binding shareholder proposal regarding restricting the acceleration of equity awards following a change of control each require a majority of the votes cast on such matter at the Annual Meeting.

PROPOSAL 1: ELECTION OF TRUSTEES

TRUSTEES STANDING FOR ELECTION

Our Board currently has 10 Trustees. One of our current Trustees, Mr. Ronald G. Targan, has determined not to stand for election when his term expires this year. Consequently, following our Annual Meeting, our Board will have nine Trustees. On February 20, 2014, our Board, on the recommendation of our Corporate Governance and Nominating Committee, nominated each of Messrs. Michael Lynne, David Mandelbaum and Daniel R. Tisch for election at our Annual Meeting to the class of Trustees to serve until the Annual Meeting of Shareholders in 2017 and until their respective successors are duly elected and qualified. Each of these nominees currently serves as a member of our Board. Our organizational documents provide that our Trustees are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. To continue to allow the classes of Trustees to be nearly as equal as possible following the departure of Mr. Targan, Mr. Mandelbaum, who is currently in the class of Trustees with a term expiring in 2016 (the "2016 Class"), with the concurrence of the Corporate Governance and Nominating Committee and the full Board, expressed his intention to resign from the 2016 Class effective upon his election as a member of the class of Trustees with a term expiring in 2017 (the "2017 Class"). If Mr. Mandelbaum is not elected as a member of the 2017 Class at the Annual Meeting, his resignation as a Trustee from the 2016 Class will not become effective and he will continue to serve as a member of the 2016 Class. One

2014 PROXY STATEMENT	VORNADO REALTY TRUST	3

class of Trustees is elected at each Annual Meeting to hold office for a term of three years and until their respective successors have been duly elected and qualified.

Unless you direct otherwise in your signed proxy, each of the persons named in the attached proxy will vote your proxy for the election of the three nominees listed below as Trustees. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternate nominee who will be recommended by our Corporate Governance and Nominating Committee and nominated by the Board. Alternatively, the Board may reduce the size of the Board and number of nominees. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for Trustee will be unable to serve as Trustee.

The Board of Trustees recommends that shareholders vote "FOR" approval of the election of each of the nominees listed below to serve as a Trustee until the Annual Meeting of Shareholders in 2017 and until his respective successor has been duly elected and qualified.

Under our Amended and Restated Bylaws (the "Bylaws"), a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is sufficient to elect a Trustee. Under Maryland law, proxies marked "withhold authority" will have no effect on the result of this vote. A broker non-vote will also have no effect on the result of this vote.

The following table lists the nominees and the other present members of the Board who will continue to serve following the 2014 Annual Meeting. Mr. Ronald G. Targan is also currently a member of the Board who will not serve beyond the 2014 Annual Meeting. For each such person, the table lists the age, principal occupation, position presently held with the Company, if any, and the year in which the person first became a member of our Board or a director of our predecessor, Vornado, Inc.

Name	Age	Principal Occupation and, if applicable, Present Position with the Company	Year Term Will Expire	Year First Elected as Trustee

Nominees for Election to Serve as Trustees Until the Annual Meeting in 2017
Michael Lynne(1)(2)	72	Principal of Unique Features	2017	2005
David Mandelbaum(1)(3)(4)	78	A member of the law firm of Mandelbaum & Mandelbaum, P.C.; a general partner of Interstate Properties	2017	1979
Daniel R. Tisch(1)(2)(5)	62	Managing Member of TowerView LLC	2017	2012

Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2015
Steven Roth(6)	72	Chairman of the Board of Trustees of the Company since May 1989; Chief Executive Officer of the Company from May 1989 to May 2009 and since April 15, 2013; Managing General Partner of Interstate Properties	2015	1979
Michael D. Fascitelli	57	Owner, MDF Capital LLC since June, 2013. From May 2009 to April 15, 2013, President and Chief Executive Officer of the Company	2015	1996
Russell B. Wight, Jr.(1)(3)(6)(7)	74	A general partner of Interstate Properties	2015	1979

Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2016
Candace K. Beinecke(1)(3)(6)	67	Chair of Hughes Hubbard & Reed LLP	2016	2007
Robert P. Kogod(1)(5)	82	President of Charles E. Smith Management LLC	2016	2002
Dr. Richard R. West(1)(2)(5)	76	Dean Emeritus, Leonard N. Stern School of Business, New York University	2016	1982

(1)
Independent pursuant to the rules of the New York Stock Exchange ("NYSE") as determined by vote of the Board.

(2)
Member of the Compensation Committee of the Board.

4	VORNADO REALTY TRUST	2014 PROXY STATEMENT
(3)
Member of the Corporate Governance and Nominating Committee of the Board.

(4)
Mr. Ronald G. Targan, currently a member of the class of Trustees elected to serve until the Annual Meeting in 2014, has determined not to stand for election at this year's Annual Meeting. Our organizational documents require that our classes of Trustees shall be as nearly equal in number as possible. Accordingly, Mr. Mandelbaum, who currently serves as a member of the 2016 Class, will stand for election in Mr. Targan's place as a member of the 2017 Class. If Mr. Mandelbaum is elected at the Annual Meeting in 2014 to serve as a member of the 2017 Class, he will resign from his position as a member of the 2016 Class. If Mr. Mandelbaum is not elected as a member of the 2017 Class at the Annual Meeting, his resignation as a Trustee from the 2016 Class will not become effective and he will continue to serve as a member of the 2016 Class.

(5)
Member of the Audit Committee of the Board.

(6)
Member of the Executive Committee of the Board.

(7)
Lead Trustee.

BIOGRAPHIES OF OUR TRUSTEES

Ms. Beinecke has served as Chair of Hughes Hubbard & Reed LLP, a New York law firm, since 1999 and is a practicing partner in Hughes Hubbard's Corporate Department. Ms. Beinecke also serves as Chairperson of the Board of Arnhold & S. Bleichroeder Advisors LLC's First Eagle Funds, Inc. (a U.S. public mutual fund family), and as a board member of ALSTOM (a public French transport and power company).

Mr. Fascitelli has served as a member of our Board of Trustees since December 1996. He served as our President since December 1996 and as our Chief Executive Officer since May 2009 until his resignation from both positions effective April 15, 2013. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman Sachs & Co. (an investment banking firm) in charge of its real estate practice and was a vice president prior thereto. Until May 23, 2013, he was also a director of Alexander's, Inc. ("Alexander's") (a real estate investment trust) and served as its President until April 15, 2013. From 2004 until 2013 he also served as a director of Toys "R" Us, Inc. (a retailer).

Mr. Kogod was appointed a Trustee on January 1, 2002, the date Charles E. Smith Commercial Realty L.P. merged into a subsidiary of the Company. Currently, Mr. Kogod is the President of Charles E. Smith Management LLC (a privately-owned investment firm that is not affiliated with the Company). Previously, Mr. Kogod was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P., from October 1997 through December 2001, and was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Residential Realty from June 1994 to October 2001.

Mr. Lynne has been a principal of Unique Features (a media company) since its formation in 2008. Prior to that, he was Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation (a subsidiary of Time Warner, Inc. and a motion picture company) since 2001. Prior to 2001, Mr. Lynne served as President and Chief Operating Officer of New Line Cinema, starting in 1990. From 2006 until 2008, Mr. Lynne served on the Board of Directors of Time Warner Cable Inc. (a telecommunications company).

Mr. Mandelbaum has been a member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1960. Since 1968, he has been a general partner of Interstate Properties (an owner of shopping centers and investor in securities and partnerships, "Interstate"). Mr. Mandelbaum is also a director of Alexander's.

Mr. Roth has been the Chairman of our Board of Trustees since May 1989 and Chairman of the Executive Committee of the Board since April 1980. From May 1989 until May 2009, Mr. Roth served as our Chief Executive Officer. Since, April 15, 2013 Mr. Roth again serves in that position. Since 1968, he has been a general partner of Interstate and he currently serves as its Managing General Partner. He is the Chairman of the Board and Chief Executive Officer of Alexander's. Since 2011, Mr. Roth was a director of J. C. Penney Company, Inc. (a retailer) until September 13, 2013. In addition, from 2005 until February 2011, Mr. Roth was a director of Toys "R" Us, Inc.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	5

Mr. Targan has been the President of Malt Products Corporation of New Jersey (a producer of malt syrup) since 1962. From 1964 until July 2002, Mr. Targan was a member of the law firm of Schechner and Targan, P.A.

Mr. Tisch has been the Managing Member of TowerView LLC (a private investment partnership) since 2001. Mr. Tisch also serves as a member of the Board of Directors of Tejon Ranch Company (a real estate development and agribusiness company).

Dr. West is Dean Emeritus of the Leonard N. Stern School of Business at New York University. He was a professor there from September 1984 until September 1995 and Dean from September 1984 until August 1993. Prior thereto, Dr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Dr. West is also a director of Alexander's.

Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander's.

RELATIONSHIPS AMONG OUR TRUSTEES

We are not aware of any family relationships among any of our Trustees or executive officers or persons nominated or chosen by us to become Trustees or executive officers.

Messrs. Roth, Wight and Mandelbaum each are general partners of Interstate. Since 1992, Vornado has managed all the operations of Interstate for a fee as described in "Certain Relationships and Related Transactions—Transactions Involving Interstate Properties."

Messrs. Roth, Wight and Mandelbaum and Dr. West are also directors of Alexander's. Until May 23, 2013, Mr. Fascitelli was also a director of Alexander's. As of the record date, the Company, together with Interstate and its general partners, beneficially owns approximately 59% of the outstanding common stock of Alexander's.

For more information concerning Interstate, Alexander's and other relationships involving our Trustees, see "Certain Relationships and Related Transactions."

CORPORATE GOVERNANCE

The common shares of the Company or its predecessor have been continuously listed on the NYSE since January 1962 and the Company is subject to the NYSE's Corporate Governance Standards.

The Board has determined that Ms. Beinecke and Messrs. Kogod, Lynne, Mandelbaum, Targan, Tisch and Wight and Dr. West are independent under the Corporate Governance Standards of the NYSE, with the result that eight of our 10 Trustees are independent (seven out of nine following the Annual Meeting). The Board reached this conclusion after considering all applicable relationships between or among such Trustees and the Company or management of the Company. These relationships are described in the sections of this proxy statement entitled "Relationships Among Our Trustees" and "Certain Relationships and Related Transactions." Among other factors considered by the Board in making its determinations regarding independence was the Board's determination that these Trustees met all of the "bright-line" requirements of the NYSE Corporate Governance Standards as well as the categorical standards adopted by the Board as contained in our Corporate Governance Guidelines.

As part of its commitment to good corporate governance, the Board of Trustees has adopted the following documents:

•
Audit Committee Charter

•
Compensation Committee Charter

•
Corporate Governance and Nominating Committee Charter

6	VORNADO REALTY TRUST	2014 PROXY STATEMENT
•
Corporate Governance Guidelines (attached as Annex A)

•
Code of Business Conduct and Ethics

We have made available on our website (www.vno.com) copies of these documents. We will post any future changes to these documents to our website and may not otherwise publicly file such changes. Our regular filings with the SEC and our Trustees' and executive officers' filings under Section 16(a) of the Securities Exchange Act of 1934 are also available on our website. In addition, copies of these documents are available free of charge from the Company upon your written request. Requests should be sent to our investor relations department located at our principal executive office.

The Code of Business Conduct and Ethics applies to all of our Trustees, executives and other employees.

COMMITTEES OF THE BOARD OF TRUSTEES

The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Other than the Executive Committee, each committee is comprised solely of independent Trustees.

The Board held seven meetings during 2013. Each Trustee attended at least 75% of the combined total of the meetings of the Board and all committees on which he or she served during 2013.

In addition to full meetings of the Board, non-management Trustees met four times in sessions without members of management present. Mr. Wight, as Lead Trustee, acts as presiding member during these non-management sessions. We do not have a policy with regard to Trustees' attendance at Annual Meetings of Shareholders. All of our Trustees serving at the time of our 2013 Annual Meeting of Shareholders were present at the meeting.

Executive Committee

The Executive Committee possesses and may exercise certain powers of the Board in the direction of the management of the business and affairs of the Company. The Executive Committee consists of three members, Mr. Roth, Ms. Beinecke and Mr. Wight. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2013.

Audit Committee

The Audit Committee held seven meetings during 2013. During 2013, the members of the Audit Committee were: Dr. West, as Chairman, Mr. Kogod and Mr. Tisch.

The Board has adopted a written Audit Committee Charter, which sets forth the membership requirements and responsibilities of the Audit Committee, among other matters. The Audit Committee Charter is available on our website (www.vno.com). The Board has determined that all existing Audit Committee members meet the NYSE and SEC standards for independence and the NYSE standards for financial literacy. In addition, at all times, at least one member of the Audit Committee has met the NYSE standards for financial management expertise.

The Board has determined that Dr. West is an "audit committee financial expert," as defined by SEC Regulation S-K, and thus has at least one such expert serving on its Audit Committee. The Board reached this conclusion based on the relevant experience of Dr. West, including as described above under "Biographies of our Trustees."

The Audit Committee's purposes are to (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company's internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The function of the Audit Committee is

2014 PROXY STATEMENT	VORNADO REALTY TRUST	7

oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of internal control over financial reporting and other procedures. Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.vno.com).

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting and administration of awards under the Company's omnibus share plans. The committee, which held six meetings during 2013, consists of the following members: Mr. Lynne, as Chairman, Dr. West and, from May 23, 2013, Mr. Tisch. All members of the Compensation Committee have been determined by the Board to be independent. The Board has adopted a written Compensation Committee Charter which is available on our website (www.vno.com). The Compensation Committee Charter reflects our Board's early adoption of changes required by the corporate governance rules of the New York Stock Exchange.

Compensation decisions for our executive officers are made by the Compensation Committee. Decisions regarding compensation of other employees are made by our Chief Executive Officer and are subject to review and approval of the Compensation Committee. Compensation decisions for our Trustees are made by the Compensation Committee and/or the full Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company's Secretary and/or other members of management. Compensation Committee meetings are attended from time to time by members of management at the invitation of the Compensation Committee. The Compensation Committee's Chairman reports the committee's determination of executive compensation to the Board. The Compensation Committee has authority under its charter to elect, retain and approve fees for, and to terminate the engagement of, compensation consultants, special counsel or other experts or consultants as it deems appropriate to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid by us to outside consultants to ensure that such consultants maintain their objectivity and independence when rendering advice to the committee. The Compensation Committee may receive advice from compensation consultants, special counsel or other experts or consultants only after consideration of relevant factors related to their fees, services and potential conflicts of interests, as outlined in the Compensation Committee's Charter.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) "Non-Employee Directors" for the purposes of SEC Rule 16b-3; and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code. Currently, all members of the Compensation Committee meet these criteria.

See "Compensation Discussion and Analysis" below for a discussion of the role of executive officers in determining or recommending compensation for our executive officers. We have also included under "Compensation Discussion and Analysis" a discussion of the role of compensation consultants in determining or recommending the amount or form of executive or Trustee compensation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, which met three times during 2013, consists of Ms. Beinecke, as Chair, and Messrs. Mandelbaum and Wight. Each of Ms. Beinecke and Messrs. Mandelbaum and Wight has been determined by the Board to be independent. The Board has adopted a written Corporate

8	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Governance and Nominating Committee Charter which is available on our website (www.vno.com). The committee's responsibilities include the selection of potential candidates for the Board and the development and review of our governance principles. It also reviews Trustee compensation and benefits, and oversees annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees as well as management succession plans. The committee selects and evaluates candidates for the Board in accordance with the criteria set out in the Company's Corporate Governance Guidelines and as are set forth below. The committee is then responsible for recommending to the Board a slate of candidates for Trustee positions for the Board's approval. Generally, candidates for a position as a member of the Board are suggested by existing Board members; however, the Corporate Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board sent to the Corporate Governance and Nominating Committee, c/o Alan J. Rice, Secretary, Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019, and will evaluate any such recommendations using the criteria set forth in the Corporate Governance and Nominating Committee Charter and our Corporate Governance Guidelines.

LEAD TRUSTEE

On February 20, 2014, our independent Trustees re-appointed Mr. Wight to serve as Lead Trustee for a one-year term. He has served in such capacity since February 2009. The responsibilities and duties of the Lead Trustee are described in our Corporate Governance Guidelines and include:

•
presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Trustees;

•
serving as liaison between the Chairman and the independent Trustees;

•
consulting with the Chairman as to the schedule of Board meetings and agenda items and materials sent in advance of Board meetings; and

•
calling meetings of the independent Trustees when appropriate.

CRITERIA AND DIVERSITY

In considering whether to recommend any candidate for election or re-election as a Trustee, including candidates recommended by shareholders, the Corporate Governance and Nominating Committee will apply the criteria set forth in our Corporate Governance Guidelines and considers criteria including:

•
personal abilities and skills;

•
personal qualities and characteristics, accomplishments and reputation in the business community;

•
current knowledge and understanding of our industry, other industries relevant to our business and the communities in which we do business;

•
ability and willingness to commit adequate time to Board and committee matters;

•
the fit of the individual's skills with those of other Trustees in building a Board that is effective and responsive to the needs of the Company; and

•
diversity of viewpoints, experience and other demographics.

Accordingly, in consideration with many other factors, the Committee selects nominees with a broad diversity of abilities, experience, professions, skills and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of members of our Board of Trustees, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow

2014 PROXY STATEMENT	VORNADO REALTY TRUST	9

the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

We believe our current nominees for the Board of Trustees and the other members of our Board collectively have the abilities, skills and experience to create a board that is well-suited to oversee the management of our Company. Each member has the integrity, business judgment and commitment to our Board and our shareholders that comprise essential characteristics for a Trustee of our Company. Our Trustees also bring to the Board highly developed skills in diverse areas such as finance and investing, accounting, law and the operation of real estate companies and are recognized leaders in their respective fields. In addition, members of the Board have diverse views and experiences that strengthen their ability to guide our Company. Additionally, we believe that the significant shareholdings in our Company held by our Board members are an important factor in aligning our Board's perspective with those of its shareholders in general. All of our Trustees have equity interests in our Company. In addition, all of our Trustees have extensive experience serving on the boards, and/or being at the most senior management level, of other public or private organizations. More specifically, each of Messrs. Roth, Fascitelli, Kogod, Mandelbaum and Wight has extensive experience in the real estate industry generally, and with our Company in particular, and is skilled in the investment in and operation of real estate or real estate companies. Dr. West brings extensive experience in financial and accounting oversight. Each of Messrs. Kogod, Lynne and Tisch has experience leading other companies. Dr. West has had a lengthy career in academia and as a leader of prominent business schools. Ms. Beinecke and Mr. Mandelbaum each have led a law firm and also have substantial experience in advising a wide range of businesses. Mr. Tisch has extensive experience in investing, in the capital markets and in risk management. Our Board greatly benefits from this robust and diverse set of abilities, skills and experience.

LEADERSHIP STRUCTURE

Our Board of Trustees has an active, independent Lead Trustee and the positions of Chairman and Chief Executive Officer are held by the same person, Mr. Roth. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

THE BOARD'S ROLE IN RISK OVERSIGHT

While risk management is primarily the responsibility of the Company's senior management team, the Board of Trustees is responsible for the overall supervision of the Company's risk management activities. The Board's oversight of the material risks faced by our Company occurs at both the full Board level and at the committee level. The Board's role in the Company's risk oversight process includes receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within our organization or in connection with other management-prepared presentations of risk to enable the Board (or committee, as applicable) to understand our risk identification, risk management and risk mitigation strategies. By "risk owner," we mean that person or group of persons who is or are primarily responsible for overseeing a particular risk. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management and reports to the full Board its conclusions as a partial basis for further discussion by the full Board. This enables the Board and the applicable committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. In addition to the Board's review of risks applicable to the Company generally, the Board conducts an annual strategic and personnel review.

*  *  *  *  *

Persons wishing to contact the independent members of the Board should call (866) 537-4644. A recording of each phone call to this number will be sent to one independent member of the Audit Committee as well as to a member of management who may respond to any such call if the caller provides a return number. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.vno.com).

10	VORNADO REALTY TRUST	2014 PROXY STATEMENT

PRINCIPAL SECURITY HOLDERS

The following table lists the number of Shares and Units beneficially owned, as of March 24, 2014, by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the "Operating Partnership"), (ii) Trustees of the Company, (iii) the executive officers of the Company defined as "Named Executive Officers" in "Executive Compensation" below, and (iv) the Trustees and all executive officers of the Company as a group. Unless otherwise specified, "Units" are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units. The Company's ownership of Units is not reflected in the table but is described in footnotes (1) and (2).

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares and Units Beneficially Owned(1)(2)	Percent of All Shares(1)(2)(3)	Percent of All Shares and Units(1)(2)(4)

Named Executive Officers and Trustees
Steven Roth(5)(6)(7)(8)	(9)	9,446,995	5.02%	4.73%
David Mandelbaum(5)(8)(10)	(9)	9,055,838	4.83%	4.55%
Russell B. Wight, Jr.(5)(8)(11)	(9)	6,023,595	3.21%	3.03%
Michael D. Fascitelli(7)(8)(12)	(9)	2,952,831	1.57%	1.48%
Robert P. Kogod(8)(13)	(9)	2,057,303	1.09%	1.03%
David R. Greenbaum(7)(8)(14)	(9)	625,079	*	*
Ronald G. Targan(8)	(9)	610,405	*	*
Wendy A. Silverstein(7)(8)	(9)	264,515	*	*
Joseph Macnow(7)(8)(15)	(9)	236,096	*	*
Mitchell N. Schear(7)(8)	(9)	221,921	*	*
Richard R. West(8)(16)	(9)	31,659	*	*
Daniel R. Tisch(8)	(9)	9,052	*	*
Michael Lynne(8)	(9)	8,528	*	*
Candace K. Beinecke(8)	(9)	7,541	*	*
Stephen Theriot(8)	(9)	3,177	*	*
All Trustees and executive officers as a group (17 persons)(7)(8)	(9)	20,416,658	10.69%	10.14%
Other Beneficial Owners
The Vanguard Group, Inc.(17)	100 Vanguard Blvd Malvern, PA 19355	20,137,286	10.75%	10.13%
Vanguard Specialized Funds—Vanguard REIT Index Fund(18)	100 Vanguard Blvd Malvern, PA 19355	11,377,987	6.07%	5.72%
Cohen & Steers, Inc.(19)	280 Park Avenue New York, NY 10017	17,545,961	9.36%	8.82%
BlackRock, Inc.(20)	40 East 52nd Street New York, NY 10022	14,281,137	7.62%	7.18%

*Less than 1%.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	11

(1)
Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on 187,403,922 Shares and 11,452,229 Units (other than Units held by the Company) outstanding as of March 24, 2014.

(2)
In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 94% of the Units of, the Operating Partnership as of March 24, 2014 (one Unit for each Share outstanding). Generally, any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, cash or one Share for each Unit tendered, subject to customary anti-dilution provisions (the "Unit Redemption Right"). Holders of Units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)
The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of other Company or Operating Partnership securities for or into Shares) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)
The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of Company or Operating Partnership securities for or into Shares or Units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)
Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the three general partners, owns 5,603,548 Shares. These Shares are included in the total Shares and the percentage of class for each of them. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares. 1,000,000 of the Shares held by Interstate are pledged as security for loans from a third party.

(6)
Includes 3,873 Shares owned by the Daryl and Steven Roth Foundation over which Mr. Roth holds sole voting power and sole investment power. Does not include 37,299 Shares owned by Mr. Roth's spouse, as to which Mr. Roth disclaims any beneficial interest.

(7)
The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven Roth—735,942; Michael D. Fascitelli—712,313; Joseph Macnow—166,720; David R. Greenbaum—203,342; Mitchell N. Schear—146,447; and Wendy Silverstein—177,661; and all Trustees and executive officers as a group—2,188,487.

(8)
The number of Shares beneficially owned includes the following numbers of shares of unvested restricted stock: all Trustees and executive officers as a group—3,058. The voting of these unvested restricted Shares may be directed by the deemed owner. The number of Shares and Units (but not the number of Shares alone) beneficially owned by the following persons also includes the number of vested and redeemable restricted units (as described below) as indicated: Steven Roth—67,098; Michael D. Fascitelli—67,098; Joseph Macnow—20,908; David R. Greenbaum—25,693; Mitchell Schear—25,077; Wendy Silverstein—22,633; David Mandelbaum—3,452; Russell B. Wight, Jr.—3,452; Robert P. Kogod—3,452; Ronald G. Targan—3,452; Richard R. West—2,844; Michael Lynne—6,256; Candace K. Beinecke—6,256; Daniel R. Tisch—4,052; and all Trustees and executive officers as a group—268,721. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested or unredeemable restricted units as indicated: Steven Roth—153,770; David Mandelbaum—2,371; Russell B. Wight, Jr.—

12	VORNADO REALTY TRUST	2014 PROXY STATEMENT

  2,371; Michael D. Fascitelli—159,848; Robert P. Kogod—2,371; Ronald G. Targan—2,371; David R, Greenbaum, 56,833; Joseph Macnow—47,009; Mitchell N. Schear—50,153; Wendy Silverstein—74,305; Stephen Theriot—3,196; Richard R. West—2,371; Michael Lynne—2,371; Candace K. Beinecke—2,108; Daniel R. Tisch—1,485; and all Trustees and executive officers as a group—640,935. The number of Shares or Units beneficially owned by the following persons does not include the number of unearned and unvested OPP Units as indicated: Steven Roth—256,103; David R. Greenbaum—62,119; Joseph Macnow—50,488; Mitchell N. Schear—49,703; Wendy Silverstein—50,488; Stephen Theriot—4,578 and all Trustees and executive officers as a group—549,759.

(9)
The address of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(10)
Of these Shares, 2,909,252 are held in a partnership of which the general partner is Mr. Mandelbaum and the limited partners are Mr. Mandelbaum and trusts for the benefit of Mr. Mandelbaum and his issue. In addition, 122,002 of these Shares are held in trusts for the benefit of Mr. Mandelbaum's grandchildren.

(11)
Includes 15,907 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 16,575 Shares owned by the spouse and children of Mr. Wight. Mr. Wight disclaims any beneficial interest in these Shares.

(12)
The number of Shares beneficially owned by Mr. Fascitelli includes 167,537 Shares held by a limited partnership and 105,191 Shares held in a limited liability company and does not include 3,150 Shares owned by his children.

(13)
Includes 1,201,517 Units held through corporations (individually or jointly with spouse). Excludes 289,424 Shares/Units held by spouse.

(14)
Includes 49,817 Units held by a limited liability company and 87,827 Shares held in grantor trusts. Excludes 53,960 Shares and 3,040 Units held by his children and 17,566 Units held by his spouse.

(15)
Excludes 69,080 Shares held by Mr. Macnow's spouse. 99,870 of these Shares are pledged as security for loans from third parties.

(16)
Dr. West and his wife own 3,231 of these Shares jointly. Also included are 1,433 Shares that may be acquired upon conversion of 1,000 Series A preferred shares of beneficial interest owned by Dr. West.

(17)
According to an amendment to Schedule 13G filed on February 12, 2014.

(18)
According to an amendment to Schedule 13G filed on February 4, 2014.

(19)
According to an amendment to Schedule 13G filed on February 14, 2014.

(20)
According to an amendment to Schedule 13G filed on January 31, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, certain classes of our equity securities with the SEC. Such Trustees, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that there were no filing deficiencies under Section 16(a) by our Trustees, executive officers and 10% shareholders in the year ended December 31, 2013 (or in 2014, prior to the mailing of this proxy statement) that were not reported in the proxy statement for our 2013 Annual Meeting of Shareholders.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	13

COMPENSATION DISCUSSION AND ANALYSIS

Approach of this Compensation Discussion and Analysis Section

This Compensation Discussion and Analysis, or "CD&A," describes our executive compensation program for fiscal year 2013, certain elements of our 2014 program and the executive pay philosophy adhered to by our Compensation Committee in making executive compensation decisions. We use our executive compensation program to attract, retain and appropriately reward the members of our senior executive management team who lead our Company. In particular, this CD&A explains how the Compensation Committee made 2013 compensation decisions for our senior executive management team, including the following named executive officers (the "Named Executive Officers" or "NEOs"):

•
Steven Roth, Chairman and, effective April 15, 2013, our Chief Executive Officer (our "CEO")

•
Michael D. Fascitelli, President and CEO until April 15, 2013

•
Stephen W. Theriot, Chief Financial Officer effective June 1, 2013

•
Joseph Macnow, Executive Vice President, Finance and Administration, and Chief Financial Officer until June 1, 2013 and, thereafter, Executive Vice President—Finance and Chief Administrative Officer

•
David R. Greenbaum, President, New York Division

•
Mitchell N. Schear, President, Vornado/Charles E. Smith Washington, DC Division

•
Wendy A. Silverstein, Executive Vice President and Co-Head of Capital Markets and Acquisitions

Under the rules and regulations of the SEC, each year the "Summary Compensation Table" must disclose the salary paid during that year. Because the equity we grant in any one year is awarded in recognition of performance in the prior year, the SEC's approach requires that we disclose our equity awards granted in respect of 2012 performance on the 2013 line in the Summary Compensation Table. Although we believe the most appropriate disclosure of our executive compensation would combine the salary and annual cash compensation granted in 2012 (for instance) with the equity-based compensation paid in 2013 for 2012 performance, the rules and regulations do not permit that. In other words, we grant our annual incentives and equity-based compensation and make our compensation decisions retrospectively—in the first quarter of a fiscal year for the actual performance of an executive in the just-then-completed prior year. To more accurately present our compensation information in line with how our decisions are actually made (as described in more detail below under "—Comparison of 2011-2013 Total Direct Compensation"), the following discussion of compensation is with respect to both the annual incentive paid in a stated year combined with the equity being granted following the close of that applicable year after performance metrics are determined.

Executive Summary

Performance

During 2013, we recorded strong financial and share price performance results in both absolute and relative terms.

•
We achieved double-digit total return to shareholders (TSR) of 14.7% and growth in comparable funds from operations of 20.9%.

•
Our TSR of 14.7% outperformed both the TSR of the FTSE NAREIT Office Index of 5.6% and the Morgan Stanley REIT Index of 2.5%.

14	VORNADO REALTY TRUST	2014 PROXY STATEMENT
•
We made major strategic strides in executing on our simplification and focus plan by selling over $2.2 billion of non-core or non-strategic assets and by purchasing $1.5 billion of high-quality assets in Manhattan.

•
We cut general and administrative expense before severance and deferred compensation expense (which is offset by an equivalent amount of investment income) by 1.9%.

Overview of Compensation Approach

In coordination with a shareholder outreach program, we overhauled our compensation approach in 2012 by (among other changes):

•
Replacing our discretionary approach to annual bonuses with an annual incentive award that is performance-based with a formulaic threshold and a cap.

•
Setting a target for our senior management team that 50% of their equity compensation (other than grants subject to time-based vesting in lieu of cash bonus) should be in the form of performance-based equity awards.

•
Adopting equity ownership guidelines for senior management and our Trustees.

•
Modifying our equity awards so that all of our annual equity award agreements from 2012 onward provide, or will provide, for "double trigger" acceleration of the vesting of any unvested equity awards in connection with a change of control (previously, awards had a "single trigger").

As an indication of the positive response of our shareholders to these changes, at our 2013 Annual Meeting approximately 98% of the votes cast on our advisory vote on executive compensation were cast FOR our compensation program. Our Compensation Committee considered the results of the 2013 votes and has continued our compensation program design which it believes embodies shareholder-friendly practices.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	15

Shareholder/Governance-Friendly Aspects of the Current Program

WHAT WE DO	WHAT WE DON'T DO

✓ Pay for Performance. We have a heavy emphasis on performance-based compensation. Our annual bonus plan is formula-driven. Both the minimum and maximum amount that may be funded is derived directly from specified quantifications of our Comparable FFO (as defined below) performance. Our annual equity grants are significantly tied to rigorous absolute and relative TSR-performance goals.	Ø No Golden Parachute for our CEO. Mr. Steven Roth, our CEO, does not have any contractual severance arrangement with the Company.
✓ Equity Ownership Guidelines. We require our CEO, other Named Executive Officers and our Trustees to hold equity in the Company equal to 6x, 3x and 4x, respectively, their annual salary or retainer.
Ø No Gross-Ups for Excess Parachute Payments. We have never had any arrangements requiring us to gross-up compensation to cover taxes owed by executives, including excise taxes payable upon a change in control.
✓ Double Trigger Equity Acceleration Upon Change-of-Control. Beginning with grants made in 2013, we require a "double trigger" for acceleration of grants following a change of control.	Ø No Grant of Time-Vested Options. We have not granted our senior executives stock options since grants made in 2011 for performance in 2010.
✓ Independent Compensation Consultant. Our Compensation Committee uses the compensation consulting firm of Towers Watson which provides no other services to the Company.	Ø Limited Retirement Benefits. We do not maintain a retirement plan other than a 401(k) plan.
✓ Compensation Risk Assessment. We conduct an annual compensation risk assessment.	Ø No Excess Perquisites. We have no supplemental executive retirement plans, club memberships or other significant perquisites other than the use of a company car and driver.
Ø No Repricing of Options. Our 2010 Omnibus Share Plan does not permit the repricing of options without shareholder approval.

Objectives of Our Executive Compensation Program

We believe that the quality, skills and dedication of our Named Executive Officers are critical factors that affect the long-term value of the Company. Accordingly, one of the fundamental objectives of our Compensation Committee is to ensure we provide a comprehensive compensation program that aids us in our efforts to attract, retain and appropriately reward a "best-in-class" executive management team to achieve continued success in a highly-competitive commercial real estate industry. To better align the interests of our executive officers with those of our shareholders in a pay-for-performance setting, a significant portion of each executive's total compensation is variable through a combination of performance-based, short- and long-term incentives, which are described in more detail below.

In sum, the objectives of our executive compensation program are to:

•
Retain a highly-experienced, "best-in-class" team of executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly qualified executives to strengthen that team as needed.

•
Motivate our executives to contribute to the achievement of company-wide and business-unit goals as well as individual goals.

16	VORNADO REALTY TRUST	2014 PROXY STATEMENT
•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align the interests of executives with shareholders by linking payouts to performance measures that promote the creation of long-term shareholder value.

•
Achieve an appropriate balance between risk and reward in our compensation programs that does not encourage excessive or inappropriate risk-taking.

Our executive compensation program is intended to reward the achievement of annual, long-term and strategic goals of both the Company and the individual executive. In order to achieve these intentions, our executive compensation program includes both fixed and variable as well as annual and long-term components as described below. In particular, for our Chairman and CEO, a substantial majority of his compensation (and that of his predecessor as CEO) has been provided in the form of equity compensation subject to multi-year TSR performance (OPP units) and/or time-based vesting provisions designed to ensure that the value of his compensation ultimately realized is based on our share price performance, further aligning his interests with those of the Company and its shareholders.

We believe the effectiveness of our compensation program in creating alignment of management and shareholder interests has contributed to our long-term performance, as evidenced by our TSR for the 10-year period through 2013 of 148.3%, which outperformed the TSR of both the Morgan Stanley REIT Index of 124.1% and the S&P 500 of 104.3% over the same time period. Nonetheless, the aggregate compensation of our CEO for 2013 as reflected in the "Total Direct Compensation Table" in this proxy statement was up by 0.1% compared to 2012 and down 3.8% as compared to 2011.

How Pay Aligns with Performance

2013 Performance Metrics Considered

For 2013 compensation, among the factors considered, both objectively and subjectively, were the changes in the Company's and the applicable division's operating and performance results during the year (Comparable EBITDA, Comparable FFO and FFO), our TSR for the year, and the factors mentioned below. Increases or decreases in pay and allocations for 2013, 2012 and 2011 of various compensation elements to our Named Executive Officers were based upon the results of these reviews. EBITDA means earnings before interest, taxes, depreciation and amortization, Comparable EBITDA means EBITDA as adjusted to exclude discontinued operations and exclude one-time gains, write-offs and non-real estate related items. FFO means funds from operations as defined by the National Association of Real Estate Investment Trusts (NAREIT). Comparable FFO (or CFFO) means FFO as adjusted to exclude one-time gains, write-offs and non-real estate related items. Each of these metrics is provided in our regular annual and quarterly reports as well as reconciliations to the most comparable metric presented in GAAP. Although non-GAAP metrics, we use these metrics in making our compensation decisions because they facilitate meaningful comparisons in operating performance between periods and among our peers. TSR means our total shareholder return (including dividends) for a given period. Our Comparable EBITDA, Comparable FFO, FFO and TSR for 2013, 2012 and, 2011 are presented below.

Metrics Considered
(amounts in thousands of dollars, other than percentages)

	2013	2012	2011

Comparable EBITDA	1,660,139	1,501,142	1,527,422
Comparable FFO	941,471	778,475	799,108
FFO	641,037	818,565	1,230,973
1-year TSR	14.7%	9.2%	(4.6%)

2014 PROXY STATEMENT	VORNADO REALTY TRUST	17

In determining annual incentive and long-term equity compensation levels earned for 2013, our Compensation Committee sought to find a balance among (i) appropriately rewarding the significant operational achievements by the Company during the year, as highlighted above, (ii) ensuring annual incentive, long-term equity and total compensation levels were in line with the prevailing competitive market and adequate to address our recruitment and retention needs in a highly-competitive commercial real estate industry where we actively compete for business opportunities and executive talent and (iii) maintaining a balanced compensation program designed to foster alignment of management and shareholder interests in a manner that reflects evolving market "best practices" as well as views of our shareholders. Although the above factors are considered in determining aggregate compensation, no numerical weight is attributed to any one factor.

Alignment of Pay with Performance

While our 2013 performance was strong, our CEO did not seek an increase in his compensation and the Compensation Committee determined not to increase the base salaries of our other Named Executive Officers. Otherwise, our Compensation Committee made compensation decisions for 2013 in line with our pay-for-performance philosophy.

•
Base salaries were maintained at 2012 levels to focus on the performance-oriented components of compensation.

•
Our CEO's bonus was paid substantially all in the form of restricted equity.

•
For our CEO, 50% of his equity grants were in the form of performance-based equity (other than grants subject to time-based vesting in lieu of cash bonus).

•
For our other NEOs, in the aggregate, 50% of their equity grants were in the form of performance equity (other than grants subject to time-based vesting in lieu of cash bonus).

To demonstrate the alignment of our compensation philosophy with performance, the following chart illustrates how our CEO's Total Direct Compensation (as defined below under "—Comparison of 2011-2013 Total Direct Compensation") compares to our Comparable FFO for the applicable year.

18	VORNADO REALTY TRUST	2014 PROXY STATEMENT

To demonstrate how the mix of our executive pay is designed to align the executive's and shareholders' interests, the following charts show the mixes of our CEO's and NEOs' pay among cash, equity in lieu of cash bonus, annual grants of time-vesting equity and performance-based equity. These numbers reflect the pay of those executives serving for a full year.

CEO Pay Mix (2013)	Other NEO Pay Mix (2013)

How We Determine Executive Compensation

Our Compensation Committee determines compensation for our Named Executive Officers and is comprised of three independent trustees, Michael Lynne (Chairman), Daniel R. Tisch and Dr. Richard R. West. Mr. Tisch joined our Committee on May 23, 2013. Our Compensation Committee exercises independent judgment with respect to executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to our executives pursuant to our 2010 Omnibus Share Plan. Our Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website (www.vno.com).

We make our compensation decisions generally in the first quarter of a fiscal year. These decisions cover the prior year and are based on the prior year's performance by the Company and/or division or functional area and applicable executive. In addition, in the first quarter of a fiscal year, we establish that year's performance threshold for our formula-based, short-term annual incentive program.

Our decisions on compensation for our Named Executive Officers are based primarily upon our assessment of each executive's leadership, operational performance and potential to enhance long-term shareholder value. For our CEO, this assessment is made by the Compensation Committee. For our other Named Executive Officers, this assessment is initially made by our CEO subject to the review and approval of the Compensation Committee. Prior to 2012, short-term annual incentive awards were based upon a post-year-end analysis of actual performance for the preceding year rather than being based on pre-established targets. However, in 2012 we revised our short-term annual incentive program to provide for a minimum performance threshold for, and a cap on, a bonus pool comprising the aggregate dollar value of annual incentive awards we can make to our senior executive management team. We believe that this method, as opposed to an entirely formulaic method of determining compensation, provides us with the ability to adjust compensation based on a number of performance factors affecting an individual executive within a formulaic cap. It also has the added benefit of reducing the risk to the Company that could potentially be associated with entirely formulaic compensation decisions. Key factors we consider when making annual compensation decisions include: actual performance compared to the financial, operational and strategic goals established for the Company or the executive's operating division at the beginning of the year; the nature, scope and level of responsibilities; the contribution to the Company's financial results, particularly with respect to key metrics such as Comparable EBITDA, FFO, Comparable FFO and TSR for the year; and the executive's contribution to the Company's commitment to corporate responsibility, including success in creating a culture of unyielding integrity and

2014 PROXY STATEMENT	VORNADO REALTY TRUST	19

compliance with applicable laws and our ethics policies. These factors may be considered on an absolute and/or relative basis with respect to other companies or indices.

In determining individual pay levels and opportunities, we also consider each executive's current salary and prior-year bonus (or annual incentive award), the value of an executive's equity stake in the Company, and the appropriate balance between incentives for long-term and short-term performance and the compensation paid to the executive's peers within the Company. We also consider competitive market compensation paid by other companies that operate in our business or that compete for the same talent pool, such as other S&P 500 REITs, other real estate companies operating in our core markets and, in some cases, investment banking, hedge fund and private equity firms. However, we do not formulaically tie our compensation decisions to any particular range or level of total compensation paid to executives at these companies.

In addition, we encourage alignment with shareholders' interests through long-term, equity-based compensation. We apportion cash payments and equity incentive awards as we think best in order to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for executives and other employees. The factors we consider in evaluating compensation for any particular year may not be applicable to determinations in other years. Typically, persons serving as our Chairman and/or CEO receive a higher proportion of their compensation in the form of equity than other Named Executive Officers who, in turn, receive a higher proportion of their compensation in the form of equity (approximately 50% for each of the last three years) than our other employees. This allocation is based on (1) the relative seniority of the applicable executives and (2) a determination that the applicable executives should have a greater proportion of their compensation in a form that further aligns their interests with those of shareholders. We regularly review our compensation program to determine whether we have given the proper incentives to our Named Executive Officers to deliver superior performance on a cost-effective basis and for them to continue their careers with us.

Role of the Corporate Governance and Nominating Committee, the Compensation Committee, the Chairman and CEO

The Corporate Governance and Nominating Committee of our Board is responsible for evaluating potential candidates for executive positions, including the Chairman and CEO, and for overseeing the development of executive succession plans. The Compensation Committee of our Board (1) reviews and approves the compensation of our officers and other employees whose total cash compensation exceeds $200,000 per year, (2) oversees the administration and implementation of our incentive compensation and other equity-based awards, and (3) regularly evaluates the effectiveness of our overall executive compensation program.

As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for our Chairman and CEO and our other Named Executive Officers. The Compensation Committee evaluates the performance of our Chairman and CEO and sets his compensation. Our Chairman and CEO and the Compensation Committee together assess the performance of our other senior executives and determine their compensation, based on the initial recommendations of our Chairman and CEO. The other Named Executive Officers do not play a role in determining their own compensation, other than discussing individual performance objectives with our Chairman and CEO.

In support of these responsibilities, members of our senior executive management team, in conjunction with other senior executives, have the initial responsibility of reviewing the performance of the employees reporting to him or her and recommending compensation actions for such employees.

This process involves multiple meetings among our Chairman and CEO, our Compensation Committee and our Compensation Committee's compensation consultants. Typically, in the third and fourth quarters of each year, these parties meet to discuss and establish an overall level of compensation for the year and the base compensation for the following year. For 2013, as has been our historical practice, our Chairman and CEO obtained individual recommendations from division heads as to compensation levels for those persons reporting to the division heads. These recommendations are discussed among our Chairman and CEO and the division heads prior to a recommendation being presented to the Compensation Committee. For our senior executive management team, other than our Chairman and CEO, recommendations are prepared based upon discussions among the Compensation Committee, our Chairman and CEO. These recommendations are based

20	VORNADO REALTY TRUST	2014 PROXY STATEMENT

upon our objectives described above and may include factors such as information obtained from compensation consultants. Our Chairman and CEO discuss these recommendations with our other senior executives in one-on-one meetings. After these discussions, certain allocations or other aspects of compensation may be revised to some degree and the revised recommendations are presented to the Compensation Committee for discussion and review and, ultimately, through a continued process, approval. The compensation of our Chairman and CEO is determined in accordance with a similar process involving direct discussions among the Compensation Committee, our Chairman and CEO and the Compensation Committee's compensation consultants.

Role of Compensation Consultants

Our Compensation Committee has retained Towers Watson & Co. ("Towers Watson") as its independent compensation consulting firm to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation. Towers Watson regularly participates in Compensation Committee meetings. Our Compensation Committee has the authority to set Towers Watson's compensation and to replace Towers Watson as its independent outside compensation consultant or hire additional consultants at any time. Towers Watson does not provide any additional services either to our Compensation Committee or otherwise to the Company. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Company, has affirmatively determined that no conflict of interest has arisen in connection with the work of Towers Watson as compensation consultant for the Compensation Committee.

For 2013 compensation decisions, Towers Watson prepared an analysis of compensation levels and performance using the metrics described below at the following companies that it identified as peer companies within the context of the executive pay philosophy of the Compensation Committee: American Tower Corporation; Annaly Capital Management; Boston Properties, Inc.; Brookfield Office Properties Inc.; CB Richard Ellis Group, Inc.; Equity Residential; General Growth Properties, Inc.; HCP, Inc.; Health Care REIT, Inc.; Host Hotels & Resorts, Inc.; Kimco Realty Corporation; ProLogis; Public Storage; Simon Property Group, Inc.; SL Green Realty Corp.; and Ventas, Inc. Our Compensation Committee has elected to use the foregoing executive compensation peer group, as the competitive landscape in which we compete for investment capital and executive talent is comprised of other publicly-traded REITs as well as real estate operating companies. Additionally, as many of our competitors in the markets in which we operate, particularly with respect to our New York and Retail divisions, are asset managers not structured as REITs and private entities such as real estate opportunity funds, sovereign wealth funds and pension funds, among others, our Compensation Committee, from time to time has also evaluated compensation levels and trends amongst our non-public competitors as obtained from surveys and other proprietary data sources.

Consistent with prior years, the Compensation Committee reviewed and discussed the analyses prepared by Towers Watson, and the consensus was that the analyses were useful in indicating that the compensation opportunities awarded to executive officers are in line with the prevailing competitive market. Furthermore, realized awards duly reflect the performance of the Company and shareholder value created.

Analysis of Risk Associated with Our Executive Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our executive compensation program and the Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking for the reasons stated below.

We structure our pay to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance.

The variable portions of compensation (cash incentive and equity) are designed to encourage and reward both short- and long-term corporate performance. For short-term performance, cash incentives are awarded based on the formulaic funding of our annual incentive pool and assessments of performance during the prior year. For long-term performance, our options, restricted shares, restricted units, awards under our outperformance plan ("OPP") and other equity awards generally vest over three, four or five years and only have value (in the

2014 PROXY STATEMENT	VORNADO REALTY TRUST	21

case of awards such as options, restricted units or OPP awards) or only increase in value (in the case of awards such as restricted shares) if our Share price increases over time. Furthermore, with regard to grants of OPP awards made since 2013, we require members of senior management to hold the equity received with respect to earned and vested awards for one additional year after they have vested. We believe that these variable elements of compensation are a sufficient percentage of total compensation to provide incentives to executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so. We and our Compensation Committee also believe that the mix of formulaic criteria and a non-formulaic evaluation of historic performance and determination of short-term compensation provides an incentive for our executives to produce superior performance without the distorting effects of providing a pre-determinable compensation award based on the performance of only one division or business unit or upon other results that may not reflect the long- or short-term results of the Company as a whole.

As demonstrated above, our executive compensation program is structured to achieve its objectives by (i) providing incentives to our Named Executive Officers to manage the Company for the creation of long-term shareholder value, (ii) avoiding the type of disproportionately large short-term incentives that could encourage our Named Executive Officers to take risks that may not be in the Company's long-term interests, (iii) requiring our Named Executive Officers to maintain a significant investment in the Company, and (iv) evaluating annually an array of performance criteria in determining executive compensation rather than focusing on a singular metric that may encourage unnecessary risk taking. We believe this combination of factors encourages our Named Executive Officers to manage the Company prudently.

Elements of Our Compensation Program

Our Named Executive Officers' compensation currently has three primary components:

•
annual base salary;

•
annual incentive awards, which include cash payments and/or awards of equity; and

•
long-term equity incentives, which may include restricted units, stock options and long-term incentive performance unit awards such as those awarded under our OPP.

The overall levels of compensation and the allocation among these components is determined annually by our Compensation Committee based upon an analysis of the Company's performance during the year and a review of the prevailing competitive market for executive talent in which we operate. Historically, a substantial majority of the total compensation for our CEO has been in the form of long-term equity awards, including performance-based awards subject to relative performance thresholds such as those awarded under our OPP. These longer-term awards further the Compensation Committee's desire to directly align management and shareholder interest and to provide incentives for each executive to successfully implement our long-term strategic goals.

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The components of our compensation program for our senior management can be described as shown in the chart below. As noted below, each component of compensation has been capped.

	Objectives	Key Features

Base Salary	• Provide an appropriate level of fixed compensation that will promote executive retention and recruitment.	• Fixed compensation. • No executive receives in excess of $1,000,000 of salary.

Annual Incentive Awards

•       Reward achievement of financial and operating goals for a year based on the Compensation Committee's quantitative and qualitative assessment of the executive's contributions to that performance.

•       Provide that a portion of such award be in the form of restricted equity to further align an executive's interests with that of shareholders.

•       Variable, short-term cash compensation and time-based equity awards.

•       Funded upon the achievement of a threshold CFFO level.

•       Aggregate pool capped at 1.25% of CFFO.

•       Allocated based on objective and subjective Company, business unit and individual performance.

Annual Restricted Equity Grants

•       Align the interests of our executives with those of our shareholders.

•       Promote the retention of executives with multi-year vesting.

•       Provide stable long-term compensation as a balance to a risk-taking approach.

•       Equity awards that vest ratably over four years.

•       Awards are capped by the awards available to be issued under our Omnibus Share Plan.

•       Senior management receives Restricted Units which require a two-year hold period (regardless of vesting) and a "book-up" event (typically an increase in Share price) to have value.

Performance-Based, Long-Term Incentive Program

•       Promote the creation of long-term shareholder value as the awards will only have value if an appropriate TSR is achieved.

•       Align the interests of our executives with those of our shareholders.

•       Promote the retention of executives with multi-year vesting after they are earned.

•       Variable, performance-based long-term equity compensation.

•       Amount is earned based on a three-year period of absolute and relative TSR performance.

•       Vests over three years once (and if) they are earned.

•       Award capped on value of a fixed number of units and availability under our Omnibus Share Plan.

Annual Base Salary

Base salaries for our Named Executive Officers are established based on the scope of their responsibilities, taking into account the competitive market compensation paid by other companies for similar positions as well as salaries paid to the executives' peers within the Company and any applicable employment agreement. In accordance with our pay-for-performance philosophy, we structure an executive's annual base salary to be a relatively low percentage of total compensation. There were no increases in our Named Executive Officers' base salary levels for 2013 over that of 2012, nor have there been any increases in our Named Executive Officers' base salary levels for the past several years.

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Annual Incentive Awards

In 2012 and again in 2013, our Compensation Committee established an annual incentive program for the senior executive management team that formulaically ties a maximum award pool to achieving a Comparable FFO performance threshold. The Company and our shareholders view Comparable FFO as one of the key operating metrics within the REIT industry and, we believe, a primary driver of long-term TSR performance. Under our annual compensation program, members of our senior executive management team, including all of our Named Executive Officers, will have the ability to earn annual cash incentive payments and/or equity awards if and only if the Company achieves Comparable FFO of at least 80% or more of the prior year Comparable FFO. In the event that the Company fails to achieve Comparable FFO of 80% or more of the prior year Comparable FFO, no incentive payments would be earned or paid under the program. Moreover, even if the Company does achieve the stipulated Comparable FFO performance requirement under the annual incentive program, the Compensation Committee always retains the right, consistent with best practices, to elect to reduce or make no payments under the program. Our Compensation Committee has elected to use Comparable FFO as the primary metric for our annual incentive award rather than total FFO. Comparable FFO excludes the impact of certain non-recurring items such as income or loss from discontinued operations, the sale or mark-to-market of marketable securities or derivatives and early extinguishment of debt, restructuring costs and non-cash impairment losses, among others, and thus the Compensation Committee believes provides a better metric than total FFO for assessing management's performance for the year.

Aggregate incentive awards earned under the annual incentive program by our senior executive management team are subject to a cap of 1.25% of Comparable FFO earned by the Company for the year, with individual award allocations under the program determined by the Compensation Committee based on an assessment of individual and overall performance. Performance criteria evaluated by the Compensation Committee when determining individual incentive awards under the annual incentive program, assuming the Company has achieved the required Comparable FFO performance threshold necessary for our senior executive management team to be eligible to earn incentive awards under the program, will include, among others, the following:

•
TSR, both on an absolute basis and relative to the performance of the peer group and the REIT industry;

•
Leasing performance and occupancy levels;

•
Capital markets performance and maintenance of a strong balance sheet;

•
Same store EBITDA;

•
Implementation and achievement of goals, including expense control and adherence to budget; and

•
Achievement of business unit and/or departmental objectives.

Any awards earned under the annual incentive program are payable in cash and/or equity awards, generally in the first quarter of each year for the prior year's performance.

Additionally, for incentive awards earned for 2013, as part of the strong ownership culture fostered amongst our senior executive management team, our Chairman and CEO was granted his annual incentive awards in the form of restricted units, consistent with prior years, thus further strengthening the alignment of management and shareholder interests.

Long-Term Equity Incentives

Compensation is typically awarded to our Named Executive Officers in the form of long-term equity incentives issued under our 2010 Omnibus Share Plan (as may be amended, the "2010 Plan") through performance-based equity awards such as those that may be earned under our OPP and future out-performance plans, grants of stock options and restricted units. The granting of equity awards links a Named Executive Officer's compensation directly to the performance of our Share price. We believe this encourages our NEOs to make business decisions with an ownership mentality.

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Our OPP.    Our OPP was developed with the guidance and input of FTI Consulting, Inc. (a compensation consultant retained by the Company) and Towers Watson. These performance-based awards are earned over a three-year period which is then followed by back-end vesting requirements (during years three, four and five) to act as a retention device and provide a strong incentive to the executives to increase shareholder value long after they performed the services for which the equity awards were initially granted. In particular, the awards provide for immediate cancellation if the executive voluntarily leaves or is terminated with cause, excluding certain outstanding awards held by retirement eligible executives and employees above the age of 65 that generally would be afforded accelerated or pro rata vesting upon retirement or other qualifying termination. Furthermore, with regard to grants of OPP awards made in 2014 (for 2013 performance) and 2013 (for 2012 performance), we require members of senior management to hold the equity received with respect to earned and vested awards for one additional year after they have vested.

Our OPP is designed to provide compensation in a "pay for performance" structure. Awards under the OPP are a class of units (collectively referred to as "OPP Units") of the Company's operating partnership, Vornado Realty L.P., issued under our 2010 Plan. If the specific performance objectives of the OPP are achieved, the earned OPP Units become convertible into Class A common units of the operating partnership (and ultimately into Shares) following vesting, and their value fluctuates with changes in the value of our Shares. If the performance objectives are not met, the OPP Units are cancelled. Generally, unvested OPP Units are forfeited if the executive leaves the Company, except that OPP Units vest automatically on death. OPP Units are intended to also provide recipients with better income tax attributes than grants of options. With regard to awards made in 2013 (for 2012 performance) under our OPP, participants have the opportunity to earn compensation payable in the form of equity if and only if we outperform a predetermined TSR and/or outperform the market with respect to relative TSR in the second and/or third year during a three-year performance period. Specifically, awards made in 2013 (with regard to 2012 performance) under our OPP may potentially be earned if the Company (i) achieves a TSR above that of the SNL US REIT Index (the "Index") over a two-year or three-year performance period (the "Relative Component"), and/or (ii) achieves a TSR level greater than 14% (over the two-year performance period), or 21% (over the three-year performance period) (the "Absolute Component"). Awards made in 2014 (for 2013 performance) under our OPP have a three-year performance period (and no interim earn-out period). To the extent awards would be earned under the Absolute Component but the Company underperforms the Index, such awards earned under the Absolute Component would be reduced (and potentially fully negated) based on the degree to which the Company underperforms the Index. In certain circumstances, if the Company outperforms the Index, but awards would not otherwise be earned under the Absolute Component, awards may still be earned under the Relative Component. Moreover, to the extent awards would otherwise be earned under the Relative Component but the Company fails to achieve at least a 6% per annum absolute TSR level, such awards earned under the Relative Component would be reduced based on the Company's absolute TSR performance, with no awards being earned in the event the Company's TSR during the applicable measurement period is 0% or negative, irrespective of the degree to which we may outperform the Index. If the designated performance objectives are achieved, OPP Units are also subject to time-based vesting requirements. This creates, in the aggregate, up to a five-year retention period with respect to participants in the OPP. Even after achieving the performance thresholds, during the remaining two years until full vesting, the Named Executive Officers will continue to bear the same Share price and total return risk as our shareholders. Share dividend payments on awards issued accrue during the performance period and are paid to participants if and only if awards are ultimately earned based on the achievement of the designated performance objectives. In addition, all of our Named Executive Officers are required to hold any earned OPP awards granted in 2014 (for 2013 performance) and 2013 (for 2012 performance) (or related equity) for one year following vesting. OPP Units awarded in 2013 have not yet been earned. As of March 30, 2014, 40% of the OPP Units awarded in 2012 have been earned.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	25

The following charts show some of the key components of our awards of OPP Units and, for illustration purposes only (and not as a projection of actual performance), present our most recent awards (made in 2014) as if they had been fully earned at January 10, 2017.

Earning and Vesting of OPP Awards

In addition, senior executive officers are required to hold their earned and vested OPP Units for one year following vesting.

Allocation of Wealth Created

On an absolute total shareholder return basis, our OPP is designed to award management with equity at the rate of 2% for every dollar of shareholder value created after returning the first 21% of value created to shareholders over a three-year performance period subject to a $50 million cap. While the earning of OPP awards not only requires performance under the Absolute Component, but also the Relative Component, for presentation purposes the table below is simplified to present only the results derived under the Absolute Component. Using this simplified format, the table below, illustrates the rate at which OPP Unitholders will share in the increases in shareholder value above the OPP initial share price along with shareholders and other unitholders.

Growth in TSR

Participation Percentage in Shareholder Value Creation under Terms of the 2014 OPP for:	0% to 21%	21% to 35%	Above 35%

Shareholders and unit holders	100%	98%	100%
OPP Unitholders	0%	2%	0%

Stock Options.    None of our Named Executive Officers (or any other participant in the OPP) was awarded stock options for 2013, 2012 or 2011 performance. The most recent option award to such executives was in 2011 for 2010 performance. However, other executives who do not receive OPP awards may receive awards of stock options. Stock option awards issued under our 2010 Plan provide our executives the opportunity to purchase Shares at an exercise price determined on the date of grant. Historically, our stock option awards have either been in the form of at-the-money stock options, whereby the option exercise price is equal to the market price of Shares on the date of grant, or in the form of premium stock options, whereby the option exercise price is established at a level above the market price of Shares on the date of grant. In both instances, the market price of Shares must increase to a level above the option exercise price in order for the executives to achieve any value from their stock option awards. Generally, the stock options vest and become exercisable in equal annual installments over a four- or five-year period beginning one year after the date of grant, and remain exercisable for a period of ten years from the date of grant. Our 2010 Plan (i) prohibits the granting of in-the-money stock options and (ii) prohibits, without shareholder approval, the repricing of outstanding stock options that have fallen out of the money. Recipients of stock options do not receive any dividends paid on Shares on their outstanding option awards.

26	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Restricted Shares and Units.    "Restricted shares" are grants of Shares issued under our 2010 Plan that generally vest in three or four equal annual installments beginning approximately one year after the grant date. "Restricted units" are grants of limited partnership interests in Vornado Realty L.P., our operating partnership through which we conduct substantially all of our business. These units also generally vest in three or four equal annual installments beginning approximately one year after the grant date and are exchangeable on a one-for-one basis into Vornado Realty L.P.'s Class A common units in certain circumstances. These circumstances principally include the requirement that Vornado Realty L.P. must have gone through certain tax "book-up" events whereby sufficient profits have been allocated to the restricted units so that they have the same capital account (and value) as Class A common units. In addition, there is a two-year holding requirement. Vornado Realty L.P.'s Class A common units can be redeemed for Shares on a one-for-one basis (or for the equivalent value in cash at the Company's option) with only limited restrictions, such as a 60-day waiting period between the time that a redemption notice is given and the date that Shares may be delivered. Restricted units are intended to also provide recipients with better income tax attributes than restricted shares. During the restricted period, each restricted share or restricted unit entitles the recipient to receive payments from the Company equal to the dividends on one Share. Restricted equity awards further contribute in aligning management and shareholder interests, and the multi-year vesting requirements ranging from three to five years aid in our efforts to retain our executives and key employees over the long term. Further, our Compensation Committee believes restricted equity awards are a key component of a balanced equity compensation program, because incorporating time-based restricted equity awards into the equity compensation mix, as opposed to an equity compensation program comprised solely of awards subject to performance-based vesting requirements, ensures that a portion of each executive's equity compensation retains value even in a depressed market and provides executives with a baseline of value that lessens the likelihood that executives will take unreasonable risks to keep their market-based performance equity award vehicles "in the money." Recipients of time-based restricted equity awards receive dividends paid on Shares (or dividend equivalents, as applicable) concurrently with our shareholders.

Nonqualified Deferred Compensation Plans

We maintain two nonqualified deferred compensation plans, the Vornado Realty Trust Nonqualified Deferred Compensation Plan ("Plan I") and the Vornado Realty Trust Nonqualified Deferred Compensation Plan II ("Plan II"). Plan I and Plan II are substantially similar, except that Plan II, which applies to deferrals on and after January 1, 2005, is designed to comply with the deferred compensation restrictions of Section 409A of the Internal Revenue Code of 1986, as amended.

Employees having annual compensation of at least $200,000 are eligible to participate in Plan II, provided that they qualify as "accredited investors" under securities laws. Members of our Board of Trustees are also eligible to participate. To participate, an eligible individual must make an irrevocable election to defer at least $20,000 of his or her compensation (whether cash or equity) per year. Participant deferrals are always fully vested. The Company is permitted to make discretionary credits to the Plans on behalf of participants, but as yet has not done so. Deferrals are credited with earnings based on the rate of return of specific security investments or various "benchmark funds" selected by the individual, some of which are based on the performance of the Company's securities.

Participants may elect to have their deferrals credited to a "Retirement Account" or a "Fixed Date Account." Retirement Accounts are generally payable following retirement or termination of employment. Fixed Date Accounts are generally payable at a time selected by the participant, which is at least two full calendar years after the year for which deferrals are made. Participants may elect to receive distributions as a lump sum or in the form of annual installments over no more than 10 years. In the event of a change of control of the Company, all accounts become immediately payable in a lump sum. Plan I also permits a participant to withdraw all or a portion of his or her accounts at any time, subject to a 10% withdrawal penalty.

Retirement and 401(k) Plans

We offer a 401(k) Retirement Plan to all of our employees in which we provide matching contributions (up to 75% of the statutory maximum but not more than 7.5% of cash compensation) that vest over five years. We do not have any other retirement plan. Retirement plans are not a factor in our current compensation determinations.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	27

Perquisites and Other Compensation

We provide our Named Executive Officers with certain perquisites that we believe are reasonable and in line with the prevailing competitive market. These perquisites include supplemental life insurance and an allowance for financial counseling and tax preparation services for certain Named Executive Officers. Additionally, due to the location of our corporate offices in New York City and the extensive business-related travel requirements of our Named Executive Officers, we provide certain of our Named Executive Officers with the use of a car and/or driver. Providing a car and driver allows these executive officers to use their travel time efficiently and productively for business purposes, including (i) telephonic meetings and (ii) visiting our properties and meeting with our tenants. Accordingly, we believe providing these benefits serves the best interests of our shareholders as it allows our executives to continue to focus on Company matters while traveling. While providing a car and driver does provide incidental personal benefit to the executive, the cost of this personal benefit constitutes only a small percentage of the executive's total compensation. Nevertheless, the amounts disclosed in this proxy statement for car and driver costs include the entire value of the benefit, both business purpose and personal.

Equity Ownership Guidelines

In order to further foster the strong ownership culture among our senior executive management team and ensure the continued direct alignment of management and shareholder interests, and consistent with emerging corporate governance trends, we have adopted executive equity ownership guidelines requiring that our NEOs and other members of our senior executive management team maintain a minimum ownership level of Shares or related Company equity. The equity ownership requirements (comprised of common Shares and certain securities convertible or redeemable for Shares) for our executives are as follows:

Chairman and CEO	6 times his annual base salary
All Other Executive Officers	3 times their annual base salary

Executive officers have five years from the date of becoming an executive officer to satisfy the ownership requirement. All of our Named Executive Officers satisfy these guidelines.

We have also adopted equity ownership guidelines for our Board of Trustees. Under the equity ownership guidelines adopted for our Board of Trustees, all non-employee Trustees are required to maintain a minimum ownership level of Shares equal to at least four times their annual cash retainer. Non-employee Trustees have five years to satisfy the guidelines. All non-employee Trustees currently satisfy these guidelines.

Comparison of 2011-2013 Total Direct Compensation

Under the rules and regulations of the SEC, each year the "Summary Compensation Table" must disclose the salary paid during that year, the annual incentive earned for that year, and the equity-based, long-term incentive granted during that year, which for us represents the equity-based, long-term incentive award earned for the prior year. As discussed above, because the equity-based pay we award in the first quarter of each year (similar to the cash bonus paid in the first quarter of each year) was earned in the prior year, the SEC's approach prevents us from showing together all the pay—salary, annual cash incentive, and equity-based pay—earned for any one year. In order to provide our shareholders with the aggregate amount of compensation earned by each Named Executive Officer for a given calendar year, we are including below a supplemental Total Direct Compensation Table. We believe the Total Direct Compensation Table enables a more meaningful year-over-year compensation comparison than the Summary Compensation Table presented later in this proxy statement. The Total Direct Compensation Table consists of (i) the actual salary paid for the year, (ii) the annual incentives awarded for the year and (iii) the annual grant date fair value of equity grants awarded for service and performance for the year, irrespective of when such amounts ultimately were granted, paid and/or vested. This table illustrates one of the analyses undertaken by our Compensation Committee in determining each element of our Named Executive Officers' compensation for the particular year in light of such executive's performance during the year. We also believe it further demonstrates the ongoing correlation between the executive's pay and overall Company performance.

The principal differences between the Total Direct Compensation Table and the Summary Compensation Table is that the Total Direct Compensation Table shows the value of equity awards in the year to which such grants relate, rather than the year in which such grants were made, as reflected in the Summary Compensation Table. Other companies may calculate Total Direct Compensation differently than we do.

28	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Direct Compensation Table

The Total Direct Compensation earned by our Named Executive Officers for the 2011-2013 period was as follows:

Name	Year	Salary	Cash Incentive	Grant Date Value of Restricted Unit Awards in Lieu of Cash Bonus	Grant Date Value of Restricted Unit Awards as Long-Term Equity Compensation	Grant Date Value of At-Risk, Multi-Year Performance- Based OPP Awards(1)	Total Direct Compensation(2)

Steven Roth	2013	$1,000,000	$20,900	$950,086	$2,612,563	$2,750,000	$7,333,549
(CEO from 4/15/13)	2012	$1,000,000	$11,400	$950,005	$2,612,535	$2,750,000	$7,323,940
	2011	$1,000,000	$153,323	$950,045	$2,612,525	$2,910,417	$7,626,310
Michael D. Fascitelli	2013	$330,769	$11,400	$273,325	$751,604	—	$1,367,098
(CEO until 4/15/13)	2012	$1,000,000	$11,400	$950,005	$5,225,069	—	$7,186,474
	2011	$1,000,000	$153,323	$950,045	$2,612,525	$2,910,417	$7,626,310
Stephen W. Theriot	2013	$538,462	$359,500	$138,627	$138,627	$145,833	$1,321,049
(CFO from 06/01/13)
Joseph Macnow	2013	$1,000,000	$520,900	$712,565	$593,804	$625,000	$3,452,269
(CFO until 06/01/13)	2012	$1,000,000	$511,400	$712,524	$475,042	$500,000	$3,198,966
	2011	$1,000,000	$641,695	$475,063	$475,062	$529,167	$3,120,987
David R. Greenbaum	2013	$1,000,000	$820,900	$950,086	$807,556	$850,000	$4,428,542
	2012	$1,000,000	$811,400	$950,005	$570,019	$600,000	$3,931,424
	2011	$1,000,000	$953,323	$712,514	$522,521	$582,083	$3,770,441
Mitchell N. Schear	2013	$1,000,000	$820,900	$950,086	$570,034	$600,000	$3,941,020
	2012	$1,000,000	$811,400	$950,005	$475,043	$500,000	$3,736,448
	2011	$1,000,000	$888,140	$712,514	$475,062	$529,167	$3,604,883
Wendy A. Silverstein	2013	$1,000,000	$520,900	$712,565	$593,804	$625,000	$3,452,269

(1)
Represents the grant date fair value of each Named Executive Officer's allocation in 2014, 2013 and 2012 under the OPP, which is a performance-based program under which participants may earn equity compensation awards if and only if certain absolute and/or relative TSR objectives are achieved in any year during a three-year performance period.

(2)
Does not include the value of certain perquisites such as financial counseling and tax services, supplemental life insurance or automobile benefits provided to certain of our Named Executive Officers. The value of the perquisites represent a de minimis component of total compensation.

Current Year Compensation Decisions

As explained above, we make our compensation decisions generally in the first quarter of a fiscal year with respect to the prior year. In addition, in the first quarter of 2014, we established the 2014 performance thresholds for our formula-based short-term annual incentive program.

The compensation levels discussed in this Compensation Discussion and Analysis section are not directly comparable to the amounts presented in the Summary Compensation Table later in this proxy statement for the reasons discussed above under "How We Determine Executive Compensation" and "Comparison of 2011-2013 Total Direct Compensation."

In addition, in the discussion below, when we discuss the "Fair Value" of equity awards, we refer to the "fair value" for such awards determined in accordance with applicable securities and accounting rules (excluding the impact of estimated forfeitures related to service-based vesting conditions). Fair Value is the method used

2014 PROXY STATEMENT	VORNADO REALTY TRUST	29

for presenting values for equity awards in our "Summary Compensation Table" and elsewhere under "Executive Compensation." When we discuss the "Market Value" of equity awards we refer to values based on the market price of our Shares at the date of grant (the values considered by our Compensation Committee in making compensation decisions).

Cash Compensation of Our CEO

Mr. Roth has served as our Chairman and CEO from April 15, 2013. Mr. Roth's base salary of $1,000,000 was established in March 2001 and has remained unchanged since then. His total cash compensation for 2013, 2012 and 2011 was $1,020,900, $1,011,400 and $1,153,323, respectively. Mr. Roth's short-term annual incentives for 2013, 2012 and 2011 (granted in 2014, 2013 and 2012, respectively) were principally in the form of equity.

Mr. Fascitelli was our President and CEO until April 15, 2013. Mr. Fascitelli's base salary of $1,000,000 was established in March 2001 and had remained unchanged since then. His total cash compensation for 2013 (for a partial year), 2012 and 2011 was $342,169, $1,011,400 and $1,153,323, respectively. Mr. Fascitelli's short-term annual incentives for 2013, 2012 and 2011 (granted in 2014, 2013 and 2012, respectively) his short-term annual incentives were principally in the form of equity.

Equity Compensation of Our CEO

Mr. Roth's annual incentives (also referred to as bonuses) for 2013, 2012 and 2011 were paid in restricted units having a Fair Value of approximately $950,000 in each year. The number of restricted units awarded to Mr. Roth in lieu of cash bonus for 2013, 2012 and 2011 were 10,952, 12,033 and 11,911, respectively. For 2013 performance, Mr. Roth was granted (in 2014) long-term equity incentive compensation of 86,314 OPP Units and 30,166 restricted units (collectively having a Market Value of $5,500,043). The aggregate Fair Value at the date of grant of these OPP and restricted units was $5,362,563 and represents a 0.001% increase in the aggregate value of long-term equity grants of restricted and OPP units compared to the prior year. For 2012 performance, Mr. Roth was granted (in 2013) long-term equity incentive compensation of 81,461 OPP units and 33,091 restricted units (collectively having a Market Value of $5,500,028). The aggregate Fair Value at the date of grant of these OPP and restricted units was $5,362,534 and represented a 2.9% decrease in the aggregate value of long-term equity grants of OPP units and restricted units granted as compared to the prior year. For 2011 performance, Mr. Roth was granted (in 2012) long-term equity incentive compensation of 88,328 OPP units and 32,754 restricted units (collectively having a Market Value of $5,660,443). The aggregate Fair Value at the date of grant of these OPP and restricted units was $5,522,942 and represented a 5.6% decrease in the aggregate value of long-term equity grants of OPP units and restricted units granted as compared to the prior year.

Overall, for 2013, Mr. Roth's total compensation (with equity determined at Fair Value) was $7,333,549, compared to $7,323,940 in the prior year (a 0.1% increase). For 2012, Mr. Roth's total compensation (with equity determined at Fair Value) was $7,323,940, compared to $7,626,310 in the prior year (a 4.0% decrease).

Mr. Roth's salary, incentives and equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objective and subjective, were the strategic position of the Company, the changes in the Company's operating and performance metrics during the two-year period (EBITDA and Comparable FFO per Share), our TSR during the two-year period and the other factors previously mentioned. These factors were considered as a whole and no numerical weight was attributed to any particular factor. The majority of Mr. Roth's compensation is in the form of equity to further align his interests with those of our shareholders.

Mr. Fascitelli received a partial annual incentive for 2013. Mr. Fascitelli's annual incentive for 2013 was paid in restricted units having a Fair Value of $273,325. Mr. Fascitelli's annual incentives for 2012 and 2011 were paid in restricted units having a Fair Value of approximately $950,000 in each year. The number of restricted units awarded in lieu of cash bonuses for 2013, 2012 and 2011 were 3,462, 12,033 and 11,911, respectively.

30	VORNADO REALTY TRUST	2014 PROXY STATEMENT

For 2013 performance (a partial year), Mr. Fascitelli was granted (in 2013) long-term equity incentive compensation of 9,520 restricted units (having a Market Value of $791,160). The aggregate Fair Value at the date of grant of these restricted units was $751,604. For 2012 performance, Mr. Fascitelli was granted (in 2013) long-term equity incentive compensation of 66,182 restricted units (having a Market Value of $5,500,055). The aggregate Fair Value at the date of grant of these restricted units was $5,225,069 and represented a 5.4% decrease in the aggregate value of long-term equity grants of restricted and OPP units compared to the prior year. For 2011 performance, Mr. Fascitelli was granted (in 2012) long-term equity incentive compensation of 88,328 OPP units and 32,754 restricted units (collectively having a Market Value of $5,660,443). The aggregate Fair Value at the date of grant of these OPP and restricted units was $5,522,942 and represented a 5.6% decrease in the aggregate value of long-term equity grants of OPP units and restricted units granted as compared to the prior year.

Overall, for 2013, Mr. Fascitelli's total compensation (with equity determined at Fair Value) was $1,367,098 (for a partial year), compared to $7,186,474 in the prior year. For 2012, Mr. Fascitelli's total compensation (with equity determined at Fair Value) was $7,186,474, compared to $7,626,310 in the prior year (a 5.8% decrease).

Basis for Compensation of Other Named Executive Officers

For our other Named Executive Officers (Messrs. Theriot, Macnow, Greenbaum and Schear and Ms. Silverstein), such executive's salary, annual incentive and long-term equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objectively and subjectively, were the strategic position of the Company, the changes in the Company's operating and performance metrics during the two-year period (Comparable EBITDA and Comparable FFO per Share), our TSR during the two-year period and the other factors previously mentioned. With regard to Messrs. Theriot (our Chief Financial Officer since June 1, 2013) and Macnow (our Chief Financial Officer until June 1, 2013), we considered these factors as they apply to our Company as a whole as their responsibilities are company-wide. For Messrs. Greenbaum and Schear and Ms. Silverstein, we also considered these factors as they pertain to the division which such executive heads or co-heads. Mr. Greenbaum is President—New York Division, Mr. Schear is President—Vornado/Charles E. Smith Washington, DC Division and Ms. Silverstein is Executive Vice President, Co-Head of Capital Markets and Acquisitions. In all cases, these factors were considered as a whole and no numerical weight was attributed to any particular factor. In the aggregate, total compensation (with equity determined at Fair Value) awarded to these Named Executive Officers for 2013 increased by 2.7% as compared to the prior year.

Other Compensation Policies and Practices

Equity Grant Practices

All of our equity-based compensation awards are made under our 2010 Plan which our shareholders approved in 2010. At the time of its adoption, the 2010 Plan provided that we were able to issue up to 6,000,000 Share equivalents with each award of a Share (or other securities that have the value equivalent to one Share when earned or vested) counting as one Share equivalent and each award of an option to acquire our Shares (or other securities that by their terms require the payment of an exercise price or deduction of a strike price) counting as one-half of a Share equivalent. Under the 2010 Plan, the exercise price of each stock option awarded to our senior executive management team must be (or must have been) no less than the average of the high and low price of Shares on the New York Stock Exchange on the date granted by the Compensation Committee. The vast majority of our equity awards are determined and granted in the first quarter of each year at the same time as management and the Compensation Committee conclude their evaluation of the performance of our senior executive management team as a group and each executive individually. In addition and from time to time, additional equity awards may be granted in connection with new hires or promotions. We have never repriced options and our 2010 Plan does not permit repricing of options without shareholder approval.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	31

Employment, Severance and Change of Control Agreements

We do, from time to time, enter into employment agreements with some members of our senior executive management team. Otherwise, our senior executive management team and other employees serve "at will." Except as may be provided in these employment agreements or pursuant to our compensation plans generally, we have not entered into any separate severance or change of control agreements. For those of our senior executive management team who have employment agreements, these agreements generally provide for a severance payment (for termination by us without cause or by the executive with good reason (each as defined in the applicable employment agreement and further described below under "Employment Contracts")) and change of control payment (if employment is terminated following a change of control) in the range of one to three times the applicable executive's annual salary and incentive. In addition, the agreements evidencing awards granted in prior years under the Company's omnibus share plans generally provide that equity grants will vest automatically on a change of control. Commencing with 2012 grants, the agreements evidencing awards under the 2010 Plan provide for the satisfaction of a "double trigger" as a condition to the acceleration of the vesting of any unvested equity awards. These change of control arrangements are designed to compensate management in the event of a termination following a fundamental change in the Company, their employer, and to provide an incentive to these executives to continue with the Company at least through such time. Severance and change of control arrangements do not generally affect other compensation arrangements for a particular period. A more complete description of employment agreements, severance and change of control arrangements pertaining to the Named Executive Officers is set forth under "Employment Contracts" and "Severance and Change of Control Arrangements."

Tax Deductibility of Compensation

The tax efficiency of compensation is one of many factors that enter into the design of our compensation programs. We look at a combination of the rates at which our executives will be taxed and the value of any deduction that we may be entitled to when developing our approach to compensation. We believe that the limitation of Section 162(m) of the Internal Revenue Code (which limits the corporate tax deduction for certain executive officer compensation that exceeds $1 million a year) does not apply to most of the compensation we paid to our Named Executive Officers for 2013 and only a small portion of their compensation may not be deductible due to that limitation.

32	VORNADO REALTY TRUST	2014 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

The Compensation Committee of the Board of Trustees:
MICHAEL LYNNE DANIEL R. TISCH DR. RICHARD R. WEST

2014 PROXY STATEMENT	VORNADO REALTY TRUST	33

EXECUTIVE COMPENSATION

The following table sets forth (in accordance with the reporting requirements of the SEC) the compensation of each of the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers for 2013, 2012 and 2011 (the "Named Executive Officers"). Effective as of April 15, 2013, Mr. Michael D. Fascitelli resigned from his positions as President and Chief Executive Officer and Mr. Steven Roth has served as Chairman and Chief Executive Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)(1)	Restricted Share/Unit Awards ($)(2)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(4)	Total ($)

Steven Roth	2013	1,000,000	20,900	6,312,540	—	—	—	329,308	7,662,748
Chairman and Chief	2012	1,000,000	11,400	6,472,987	—	—	—	303,168	7,787,555
Executive Officer since 04/15/13 (Current Principal Executive Officer)	2011	1,000,000	153,323	3,800,098	2,999,939	—	—	292,160	8,245,520
Michael D. Fascitelli	2013	330,769	11,400	7,200,003	—	—	—	135,353	7,677,525
President and Chief	2012	1,000,000	11,400	6,472,987	—	—	—	242,134	7,726,521
Executive Officer until	2011	1,000,000	153,323	3,800,098	2,999,939	—	—	265,726	8,219,086
04/15/13 (Former Principal Executive Officer)
Stephen W. Theriot Chief Financial Officer since 06/01/13 (Current Principal Financial Officer)	2013	538,462	359,500	—	—	—	—	7,552	905,514
Joseph Macnow	2013	1,000,000	520,900	1,687,566	—	—	—	328,226	3,536,692
Executive Vice President—	2012	1,000,000	511,400	1,479,292	—	—	—	323,280	3,313,972
Finance and Chief Administrative Officer (Principal Financial Officer until 06/01/13)	2011	1,000,000	641,695	950,024	500,008	3,719	—	312,367	3,407,813
David R. Greenbaum	2013	1,000,000	820,900	2,120,024	—	—	—	247,235	4,188,159
President—New York	2012	1,000,000	811,400	1,817,118	—	3,044	—	246,722	3,878,284
Division	2011	1,000,000	953,323	1,187,487	500,008	—	—	272,795	3,913,613
Mitchell N. Schear	2013	1,000,000	820,900	1,925,048	—	—	—	96,232	3,842,180
President—Vornado/	2012	1,000,000	811,400	1,716,743	—	—	—	106,047	3,634,190
Charles E. Smith Washington, DC Division	2011	1,000,000	888,140	1,282,524	500,008	—	—	89,677	3,760,349
Wendy A. Silverstein Executive Vice President—Co- Head of Capital Markets and Acquisitions	2013	1,000,000	520,900	3,777,609	—	—	—	58,050	5,356,559

(1)
The information provided includes cash bonuses for services that are rendered in the year indicated and are awarded in the first quarter of the next succeeding year.

34	VORNADO REALTY TRUST	2014 PROXY STATEMENT

(2)
Information presented in this table includes the value of grants of Restricted Units in lieu of cash bonuses, Restricted Units and OPP Units in lieu of cash bonuses made during the applicable period. Information presented in these columns reflect the aggregate grant date fair value of equity awards granted in the applicable fiscal year computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 15 to our consolidated financial statements included in our Annual Report on Form 10-K (the "Form 10-K") for the applicable fiscal year as filed with the SEC. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Dividends are paid on both the vested and unvested portion of restricted share and restricted unit awards. In accordance with applicable SEC rules, amounts shown include the impact of bonuses paid in equity in the year actually granted. For the Named Executive Officers, the Restricted Share/Unit Awards set forth above reflect the grant of equity-based bonuses in lieu of cash in 2013, 2012 and 2011, respectively, in the following amounts: Mr. Roth—$950,005, $950,045 and $950,000; Mr. Fascitelli—$950,005, $950,045 and $950,000; Mr. Macnow—$712,524, $475,063 and $475,000; Mr. Greenbaum—$950,005, $712,514 and $712,500; Mr. Schear—$950,005, $712,514 and $807,500; and Ms. Silverstein—$712,524.

(3)
Represents awards for long-term service with the Company.

(4)
See the All Other Compensation table for additional information.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Use of Car and Driver ($)(1)	Supplemental Life Insurance Premiums ($)	Reimbursement For Medical / Dental Not Covered ($)	Severance ($)	Tax and Financial Planning Assistance Per Employment Contract ($)	Matching 401(k) Contri- Bution ($)	Total ($)

Steven Roth	2013	260,562	51,496	—	—	—	17,250	329,308
	2012	237,262	49,031	—	—	—	16,875	303,168
	2011	226,599	49,061	—	—	—	16,500	292,160
Michael D. Fascitelli	2013	103,103	—	—	—	15,000	17,250	135,353
	2012	190,004	20,255	—	—	15,000	16,875	242,134
	2011	216,101	18,125	—	—	15,000	16,500	265,726
Stephen W. Theriot	2013	—	4,525	—	—	—	3,027	7,552
Joseph Macnow	2013	170,116	125,860	—	—	15,000	17,250	328,226
	2012	165,545	125,860	—	—	15,000	16,875	323,280
	2011	155,007	125,860	—	—	15,000	16,500	312,367
David R. Greenbaum	2013	169,077	35,908	10,000	—	15,000	17,250	247,235
	2012	171,188	33,659	10,000	—	15,000	16,875	246,722
	2011	201,026	30,269	10,000	—	15,000	16,500	272,795
Mitchell N. Schear	2013	43,086	25,896	10,000	—	—	17,250	96,232
	2012	53,276	25,896	10,000	—	—	16,875	106,047
	2011	52,824	10,353	10,000	—	—	16,500	89,677
Wendy A. Silverstein	2013	21,572	9,573	—	—	13,780	13,125	58,050

(1)
For each applicable fiscal year, certain of the Named Executive Officers were provided with a car and (for Messrs. Roth, Fascitelli, Macnow and Greenbaum) a driver. Each such Named Executive Officer has used the car and driver for both business and personal purposes and the amounts shown for such executive reflect the aggregate incremental cost to the Company for the car, driver and related expenses without allocating costs between business and personal uses. See also, "Certain Other Transactions or Relationships" for additional information regarding certain of our Named Executive Officers.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	35

Grants of Plan-Based Awards in 2013

The following table lists all grants of plan-based awards to the Named Executive Officers made in 2013 and their grant date fair value.

Name	Grant Date	All Other Share/Unit Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Awards ($)(3)

Steven Roth	3/15/13	126,585	—	—	6,312,540
Michael D. Fascitelli	3/15/13	91,197	—	—	7,200,003
Stephen W. Theriot	—	—	—	—	—
Joseph Macnow	3/15/13	29,853	—	—	1,687,566
David R. Greenbaum	3/15/13	37,027	—	—	2,120,024
Mitchell N. Schear	3/15/13	32,861	—	—	1,925,048
Wendy A. Silverstein	3/15/13	56,326	—	—	3,777,609

(1)
The information presented in this column represents the number of restricted units and OPP units that were granted to the Named Executive Officers. Restricted units are a separate class of units in Vornado Realty L.P. which will be convertible into Class A common units of Vornado Realty L.P. and will be ultimately redeemable for our Shares on a one-for-one basis. On January 10, 2014, the Named Executive Officers were granted the following numbers of restricted units and OPP Units, respectively (for services rendered in 2013): Steven Roth, 41,068,and 86,314; Michael D. Fascitelli, 0 and 0; Stephen W. Theriot, 3,196 and 4,578; Joseph Macnow, 15,059 and 19,617; David R. Greenbaum, 20,261 and 26,679; Mitchell N. Schear, 17,523 and 18,832; and Wendy A. Silverstein, 15,059 and 19,617. A portion of these grants represents the grant of restricted units in lieu of cash bonus. The restricted units vest ratably over four years. The awards of OPP Units, if earned, vest ratably in the third, fourth and fifth year from the date of grant.

(2)
No options were granted to the Named Executive Officers in 2012, 2013 or 2014.

(3)
The amounts presented in this column represent the full grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the Named Executive Officers in 2013. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value, including the impact of estimated forfeitures related to service-based vesting conditions, is the amount we would expense in our consolidated financial statements over the award's vesting schedule. For additional information on our value assumptions, refer to footnote 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

36	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Outstanding Equity Awards at Year-End

The following tables summarize the number and value of equity awards held at December 31, 2013 and the aggregate option exercises in 2013 by, and shares that vested in 2013 for, the Named Executive Officers. Pursuant to the terms of our omnibus share plans, the exercise price and number of shares underlying options originally made at any date of grant may be adjusted to compensate the holder for special or extraordinary dividends that may be subsequently declared. The following table reflects such adjustments.

		Option Awards				Share and Unit Awards
Name and Applicable Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven Roth
3/15/13	(1)					45,124	4,006,560	81,461	7,232,922
3/30/12	(1)					33,499	2,974,376	88,328	7,842,643
2/28/11	(2)	69,025	69,024	90.49	2/27/21	21,812	1,936,687
3/11/10	(2)	157,315	52,439	71.64	3/11/20	18,944	1,682,038
2/27/09	(3)	243,194	60,798	33.37	2/27/19	14,915	1,324,303
2/8/05	(3)	118,659		69.38	2/8/15
Michael D. Fascitelli(4)
3/15/13	(1)					91,197	8,097,382
3/30/12	(1)					33,499	2,974,376
2/28/11	(2)	69,025	69,024	90.49	2/27/21	21,182	1,880,750
3/11/10	(2)	157,315	52,439	71.64	3/11/20	18,944	1,682,038
2/27/09	(3)	243,194	60,798	33.37	2/27/19	14,915	1,324,303
2/8/05	(3)	95,030		69.38	2/8/15
Stephen W. Theriot(5)
Joseph Macnow
3/15/13	(1)					15,042	1,335,579	14,811	1,315,069
3/30/12	(1)					8,934	793,250	16,060	1,425,967
2/28/11	(2)	11,504	11,504	90.49	2/27/21	5,453	484,172
3/11/10	(2)	67,485	22,495	71.64	3/11/20	8,610	764,482
2/27/09	(3)	32,425	8,107	33.37	2/27/19	3,616	321,065
2/8/05	(3)	18,952		69.38	2/8/15

(table continued on following page)

2014 PROXY STATEMENT	VORNADO REALTY TRUST	37

		Option Awards				Share and Unit Awards
Name and Applicable Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

David R. Greenbaum
3/15/13	(1)					19,253	1,709,474	17,774	1,578,153
3/30/12	(1)					11,613	1,031,118	17,666	1,568,564
2/28/11	(2)	11,505	11,503	90.49	2/27/21	6,816	605,193
3/11/10	(2)	89,904	29,969	71.64	3/11/20	10,335	917,645
2/27/09	(3)	32,425	8,107	33.37	2/27/19	4,208	373,628
2/8/05	(3)	25,681		69.38	2/8/15
Mitchell N. Schear
3/15/13	(1)					18,050	1,602,660	14,811	1,315,069
3/30/12	(1)					11,167	991,518	16,060	1,425,967
2/28/11	(2)	11,504	11,504	90.49	2/27/21	7,362	653,672
3/11/10	(2)	75,618	29,968	71.64	3/11/20	10,335	917,645
2/27/09	(3)	8,108	8,106	33.37	2/27/19	3,616	321,065
2/8/05	(3)	7,391		69.38	2/8/15
Wendy A. Silverstein
3/15/13	(1)					41,515	3,686,117	14,811	1,315,069
3/30/12	(1)					8,934	793,250	16,060	1,425,967
2/28/11	(2)	11,504	11,504	90.49	2/27/21	5,453	484,172
3/11/10	(2)	89,904	29,969	71.64	3/11/20	10,335	917,645
2/27/09	(3)	32,425	8,107	33.37	2/27/19	3,616	321,065

(1)
The awards under the column entitled "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested" are awards of OPP Units. OPP Units awarded on March 15, 2013 and March 30, 2012 will not have any value unless specified performance criteria are met and specified criteria for converting and/or redeeming units for Shares are also met. As of December 31, 2013, these criteria had not been met. In accordance with applicable SEC rules, the values presented in the table for these OPP Units are calculated based on our year-end Share price as if the performance, converting and redemption conditions for these units had been met as of that date. The awards under the column entitled "Number of Shares or Units That Have Not Vested" vest ratably over four years from the date of grant.

(2)
These awards vest ratably over four years from the date of grant.

(3)
These awards vest ratably over five years from the date of grant.

(4)
Mr. Fascitelli was our President and Chief Executive Officer until April 15, 2013. Mr. Fascitelli continues to serve on our Board. Equity awards granted to him while he was an executive that remained unvested at the time of his departure continue to vest in accordance with their original terms during his service as a Trustee.

(5)
Mr. Theriot, who joined the Company as Chief Financial Officer on June 1, 2013, did not have any equity awards outstanding at December 31, 2013.

38	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Aggregated Option Exercises in 2013 and Units Vested

	Option Awards		Unit Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Units Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)

Steven Roth	—	—	55,931	4,611,511
Michael D. Fascitelli	—	—	55,931	4,611,511
Stephen W. Theriot	—	—	—	—
Joseph Macnow	—	—	17,930	1,478,329
David R. Greenbaum	—	—	21,820	1,799,059
Mitchell N. Schear	—	—	21,353	1,760,555
Wendy A. Silverstein	15,819	337,152	19,655	1,620,555

(1)
Values realized on exercise/vesting are based on: (1) for Option Awards, the difference between the exercise price and the average of the high and low price of our Shares on the applicable date if the resulting Shares were held or, if the resulting Shares were sold on the date of exercise, the actual sale price for such Shares; and (2) for Unit Awards, the average of the high and low price of our Shares on the date of vesting.

(2)
Unit Awards consists of awards of restricted units.

Employee Retirement Plan

The Company does not maintain a retirement plan other than a 401(k) plan.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	39

Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and balance for the Named Executive Officers for and at year-end 2013.

Non-Qualified Deferred Compensation

Name	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/13 ($)(3)

Steven Roth	Deferred Compensation Plans	—	—	2,176,714	—	31,829,481
Michael D. Fascitelli	Deferred Compensation Plans	347,946	—	5,812,629	—	44,064,146
Stephen W. Theriot	Deferred Compensation Plans	—	—	—	—	—
Joseph Macnow	Deferred Compensation Plans	—	—	(481,093)	—	4,465,229
David R. Greenbaum	Deferred Compensation Plans	1,723,059	—	1,821,851	—	24,851,194
Mitchell N. Schear	Deferred Compensation Plans	—	—	53,433	527,541	732,075
Wendy A. Silverstein	Deferred Compensation Plans	—	—	279,379	—	2,724,321

(1)
Reflects the following amounts for each of the Named Executive Officers which are reported as compensation to such Named Executive Officer in the Summary Compensation Table for 2013: Mr. Roth; $0; Mr. Fascitelli, $347,946; Mr. Theriot, $0; Mr. Macnow; $0; Mr. Greenbaum, $1,723,059; Mr. Schear, $0; and Ms. Silverstein, $0. These amounts represent the deferred portion for each of such Named Executive Officer's 2013 annual salary and/or applicable, bonus.

(2)
Contributions to the Vornado Realty Trust Non-Qualified Deferred Compensation Plans are credited with earnings based on the rate of return of various "benchmark funds" selected by the individual, some of which are based on the performance of the Company's securities. A description of these plans is provided under "Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plans."

(3)
All amounts contributed by a Named Executive Officer in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he or she was a Named Executive Officer in such year for the purposes of the SEC's executive compensation disclosure rules.

40	VORNADO REALTY TRUST	2014 PROXY STATEMENT

EMPLOYMENT CONTRACTS

Stephen W. Theriot

Mr. Theriot entered into an employment agreement with us, dated as of June 1, 2013, pursuant to which he serves as our Chief Financial Officer. His employment agreement provides that the term of his employment is "at will" and can be terminated by either party on 60 days' notice. Mr. Theriot's employment agreement provides that his base salary will be not less than $1,000,000 per year and, if increased, will not be reduced. Mr. Theriot's employment agreement provides that he will be entitled to participate at a level commensurate with his position in any short and long-term compensation payable to other senior executives of the Company.

The agreement also provides that, if Mr. Theriot's employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, relocation of the Company's principal executive offices or the failure of the Company to comply with the terms of the agreement), he will receive a lump-sum payment of the sum (not to be less than $1.3 million, in the aggregate, if the termination occurs prior to June 1, 2015) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination. The agreement further provides that, if Mr. Theriot's employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of Mr. Theriot's salary will cease.

Joseph Macnow

Mr. Macnow has had an employment agreement with the Company since November 21, 1980, pursuant to which he currently serves as Executive Vice President—Finance and Chief Administrative Officer. His Amended and Restated Employment Agreement, dated as of July 27, 2006, provides that on each December 31 the employment term shall automatically be extended for one additional year unless either the Company or Mr. Macnow gives written notice not to extend the agreement 90 days before such date. Mr. Macnow's employment agreement provides that his base salary will not be reduced during the term of the agreement and is currently $1,000,000. Mr. Macnow's employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, Mr. Macnow has also been provided with a car and driver.

The agreement also provides that, if Mr. Macnow's employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company's principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), he will receive: (a) a lump-sum payment of three times the sum (not to exceed $3.3 million, in the aggregate) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any equity awards granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provides that, if Mr. Macnow's employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of salary will cease.

David R. Greenbaum

Mr. Greenbaum has an employment agreement that commenced on April 15, 1997 pursuant to which he serves as President—New York Division. The employment agreement provides that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Greenbaum gives written notice not to extend the agreement, at least 90 days before such date. The employment agreement provides that Mr. Greenbaum's base salary shall not be reduced during the term of the agreement. Mr. Greenbaum's current annual base salary is $1,000,000.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	41

Mr. Greenbaum's employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity and/or incentive compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, he has also been given the use of a Company car and driver.

The agreement also provides that if Mr. Greenbaum's employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the New York Division's principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), Mr. Greenbaum will receive (a) a lump sum payment of three times the sum of (i) his annual base compensation and (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (b) continued provision of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.

Mitchell N. Schear

Mitchell N. Schear has been the President of our Washington, DC Division since we acquired The Kaempfer Company, Inc. in 2003. Mr. Schear's original employment agreement with us expired in April of 2007. Effective as of April 19, 2007, we entered into a new employment agreement with Mr. Schear pursuant to which he has continued to serve as the President of our Washington, DC Division. This agreement provides for a term of five years and is automatically renewable for one-year terms thereafter. The agreement also provides for a minimum salary of $1,000,000 per year and bonuses and other customary benefits. The agreement also provides that if we terminate Mr. Schear's employment without cause or if he terminates his employment for breach of his employment agreement by us, he will receive a lump-sum payment equal to one year's salary and bonus, up to a maximum of $2,000,000.

Other Named Executive Officers

Neither Mr. Roth (our Chairman and CEO), nor Ms. Silverstein (our Executive Vice President—Co-head of Capital Markets and Acquisitions), has an employment agreement with us. Mr. Fascitelli's employment agreement with the Company was superceded by the letter agreement he entered into with the Company in connection with his resignation as CEO. The letter agreement provided that, among other things (a) Mr. Fascitelli would continue to serve as a Trustee of the Company, (b) Mr. Fascitelli would be provided with the use of an office and secretarial services while he remains on the Board of the Company and until he becomes employed by another employer, (c) that the car currently being used by Mr. Fascitelli would be conveyed to him, (d) Mr. Fascitelli would be entitled to medical benefits until he becomes eligible for coverage by another employer, and (e) pursuant to the existing provisions of the 2012 Omnibus Share Plan, certain equity previously granted to Mr. Fascitelli under such plan would continue to vest during his services as a Trustee.

42	VORNADO REALTY TRUST	2014 PROXY STATEMENT

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Of our Named Executive Officers, Messrs. Theriot, Macnow, Greenbaum and Schear have employment agreements that provide for certain payments in the event of a termination of employment, including one following a change of control. In connection with his resignation from his positions as President and Chief Executive Officer of the Company, Mr. Fascitelli's employment agreement expired. None of Mr. Roth, Ms. Silverstein nor any of our Trustees (other than Mr. Fascitelli) has or had an employment agreement or other severance arrangement. Our omnibus share plans, which govern all of our equity-based awards, provide in certain circumstances that equity awards that have been granted but are still subject to vesting will vest automatically or at the discretion of our Board in certain circumstances. In particular, on a change of control, all equity awards granted prior to 2012 either vest automatically or at the discretion of our Board. In 2012, we amended our form of equity award agreements to provide that 2012 (and future annual) awards do not vest automatically upon a change of control. In addition, our deferred compensation plans provide that all applicable deferred compensation is paid out to an executive or Trustee upon his or her departure from the Company. The Company does not maintain a retirement plan other than a 401(k) plan. In addition, upon the death or disability of an executive, that executive, or his or her estate, may be entitled to insurance benefits under policies with third parties maintained by us.

With regard to our employment agreements, these agreements are negotiated on a case-by-case basis. As discussed under "Compensation Discussion and Analysis," we believe that in certain circumstances such agreements are in the best interests of the Company and our shareholders to ensure the continued dedication of such employees, notwithstanding the possibility, threat or occurrence of a change of control. Generally, our agreements govern severance payments under the following circumstances: (1) termination of the employee for "cause"; (2) termination by the employee for "good reason" (such as breach of the employment agreement by the Company or, in certain cases, if a change of control occurs and the employee then decides to terminate his employment) or by the Company without "cause"; (3) termination following a disability; (4) termination due to death; and (5) in certain cases, termination upon retirement after the employee reaches the age of 65. Reference should be made to the actual employment agreements for the specific terms. Generally, however, on any termination, the applicable executive officer will receive his accrued and unpaid salary and other benefits until the date of termination. For "cause" terminations by the Company, the employee will not receive any additional payment. If the employee terminates his employment for "good reason" or the Company terminates the employment without "cause," the employee typically receives an additional payment (or payments over a specified period) that may vary from one year of salary and bonus to up to three years of salary and bonus. Generally, cash payments are in a lump sum other than in the case of termination on disability or death when the costs of benefits may be paid for a period of one to three years (depending upon the applicable executive's agreement). For terminations due to disability or death, an executive who has this provision in the applicable agreement typically receives between one year of salary or bonus and three years of salary. In certain cases, the employment agreements also provide for continued benefits for specified periods. Mr. Macnow is our only Named Executive Officer who has an employment agreement who is currently eligible for retirement as provided in that agreement. Mr. Macnow's employment agreement provides that on retirement after age 65 all options, restricted shares and units, and other equity will vest. Historically, severance payments following a change of control under employment agreements for our Named Executive Officers were generally "single trigger," meaning that the change of control must occur and be followed by any termination of employment (for whatever reason) in order for there to be a payment. We believe that our current severance provisions appropriately achieve the benefits of ensuring the dedication of employees in connection with a change of control without providing for an automatic payment under the employment agreement for a change of control.

Our equity-based compensation awards are governed by the individual award agreements issued under our omnibus share plans. Generally, upon terminations of employment, no unvested awards are accelerated but employees are entitled to keep awards that have already vested if they exercise options or similar awards within specified periods after termination. In Mr. Macnow's case, however, his employment agreement provides that on any departure from the Company except as a result of a "cause" termination, his unvested equity awards then vest. For awards granted prior to 2012, upon a change of control, all unvested equity awards then vest. In 2012, we amended our form of award agreements for annual equity awards to provide that unvested equity awards vest following a change of control only if the applicable employee's employment is terminated by the Company without "cause" or by such employee with "good reason." We believe these vesting

2014 PROXY STATEMENT	VORNADO REALTY TRUST	43

provisions for equity awards following a change of control are appropriate due to the change in the nature of the form of award caused by a change of control. In the case of retirement after the age of 65, options (but no other equity-based award) automatically vest. In addition, Mr. Macnow's employment agreement provides that on retirement after age 65 all other equity awards (other than OPP Units) will vest. In the case of a disability, option and OPP Units vest and in the case of death, all equity awards vest.

The information presented below reflects the estimated payments that each of our Named Executive Officers would have received under the employment termination scenarios (including following a change of control) if employment termination were to have occurred on December 31, 2013. In calculating the value of equity-based awards, the presentation uses a price per Share of $88.79, the closing price of our Shares on the New York Stock Exchange on the last trading day in 2013. In addition, in estimating bonuses payable for the calculation of severance payments, we have used the actual bonuses paid in 2014 for 2013 performance (including, for these presentation purposes only, the value of all restricted units granted as a bonus in the first quarter of 2014). The actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from the Company.

Steven Roth

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	—	—	—	—
Unvested Options	3,369,425	—	—	4,268,754	4,268,754	4,268,754
Unvested Restricted Units	—	—	—	4,943,028	11,923,964	—
Benefits Continuation	—	—	—	—	—	—

Total	3,369,425	—	—	9,211,782	16,192,718	4,268,754

Michael D. Fascitelli

(amounts in dollars)(3)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	—	—	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	—	—	—	—
Benefits Continuation	—	—	—	—	—	—

Total	—	—	—	—	—	—

44	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Stephen W. Theriot

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	1,300,000	—	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	—	—	—	—
Benefits Continuation	—	—	—	—	—	—

Total	—	—	1,300,000	—	—	—

Joseph Macnow

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	1,250,000	—	1,250,000	1,250,000	1,250,000	1,250,000
Severance	—	—	3,300,000	3,300,000	1,000,000	—
Unvested Options	449,290	—	835,079	835,079	835,079	835,079
Unvested Restricted Units	3,698,547	—	3,698,547	1,569,719	3,698,547	3,698,547
Benefits Continuation(4)	—	—	415,440	415,440	12,620	415,440

Total	5,397,837	—	9,499,066	7,370,238	6,796,246	6,199,066

David R. Greenbaum

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	1,800,000	1,800,000	1,800,000	1,800,000
Severance	—	—	8,400,000	8,400,000	1,000,000	—
Unvested Options	—	—	—	963,258	963,258	963,258
Unvested Restricted Units	—	—	—	1,896,466	4,637,058	—
Benefits Continuation(4)	—	—	175,584	175,584	22,620	175,584

Total	—	—	10,375,584	13,235,308	8,422,936	2,938,842

2014 PROXY STATEMENT	VORNADO REALTY TRUST	45

Mitchell N. Schear

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	1,800,000	—	1,800,000	1,800,000	—
Severance	—	—	2,000,000	—	—	—
Unvested Options	—	—	—	963,186	963,186	963,186
Unvested Restricted Units	—	—	—	1,892,381	4,486,559	—
Benefits Continuation	—	—	—	—	—	—

Total	—	1,800,000	2,000,000	4,655,567	7,249,745	963,186

Wendy A. Silverstein

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	—	—	—	—
Unvested Options	—	—	—	963,258	963,258	963,258
Unvested Restricted Units	—	—	—	1,722,881	6,202,248	—
Benefits Continuation	—	—	—	—	—	—

Total	—	—	—	2,686,139	7,165,506	963,258

(1)
Payments upon retirement from the Company are available to those Named Executive Officers who retire after reaching the age of 65. At December 31, 2013, the only Named Executive Officers who, if they had retired at that date would have so qualified, are Mr. Roth and Mr. Macnow. Except as otherwise provided in these tables, no payments are due upon any other voluntary termination prior to retirement.

(2)
Under the terms of our award agreements for equity awards granted prior to 2012, unvested grants of options and restricted units will vest automatically upon a change of control without the need for termination of employment. For grants in 2012 and after, our annual award agreements have been revised to provide that unvested grants of options and restricted units vest following a change of control only upon specified terminations of employment. These amounts do not include the value of equity that vests for those persons due to their retirement after the age of 65 as opposed to amounts payable solely due to a change of control.

(3)
Mr. Fascitelli was our President and Chief Executive Officer until April 15, 2013. Mr. Fascitelli continues to serve on our Board. In connection with his departure as an executive, he did not receive any severance payments. In connection with Mr. Fascitelli's resignation as an officer of the Company effective April 15, 2013, he was conveyed a company car with a value of $41,857. Mr. Fascitelli was also provided with the use of an office so long as he continues to serve as a Trustee of the Company and is not employed by a third party, the terms of which are described under "Certain Relationships and Related Transactions."

46	VORNADO REALTY TRUST	2014 PROXY STATEMENT

  Equity awards granted to him while he was an executive that remained unvested at the time of his departure continue to vest in accordance with their original terms during his service as a Trustee.

(4)
Information presented as to the costs of benefits is based on an estimated total annual cost of benefits for such Named Executive Officer. In certain cases, continued benefits made available following a termination will be less than the total benefits currently payable.

COMPENSATION OF TRUSTEES

Trustees who are not officers of the Company receive an annual retainer. During 2013, Mr. Roth received no compensation for his service as a Trustee. Following his retirement as an officer of the Company in April 2013, Mr. Fascitelli began receiving compensation for his services as a Trustee. Since August 1, 2013, non-management members of the Board of Trustees are compensated as follows: (1) each such member receives an annual retainer equal to $75,000; (2) each such member receives an annual grant of restricted shares or restricted units with a value equal to $125,000 (not to be sold while such member is a Trustee, except in certain circumstances); (3) the Audit Committee Chairman receives an annual retainer of $50,000 and other Audit Committee members receive an annual retainer of $25,000; and (4) the Chairman and members of all other committees (other than the Executive Committee) receive an annual retainer of $10,000 and $5,000, respectively.

The following table sets forth the compensation that was earned or paid in 2013 for the non-management members of our Board.

Name	Fees Earned or Paid in Cash $	Share/Unit Awards $(1)	Total $

Candace K. Beinecke	87,123	87,645	174,768
Michael D. Fascitelli (partial year)	52,613	88,892	141,505
Robert P. Kogod	106,113	87,645	193,758
Michael Lynne	89,123	91,402	180,525
David Mandelbaum	82,113	87,645	169,758
Ronald G. Targan(2)	75,113	91,402	166,515
Daniel R. Tisch	109,151	91,402	200,553
Richard R. West	139,953	87,645	227,598
Russell B. Wight, Jr.	82,113	88,892	171,005

(1)
The amounts presented in this column reflect the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted in 2013. The grant date fair value is the amount we would expense in our consolidated financial statements over the award's anticipated vesting schedule. These amounts differ from that set forth in the first introductory paragraph above as that amount is based on the market price for our Shares on the date of grant. For additional information on our value assumptions, refer to footnote 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC. Dividends are paid on both the vested and unvested portion of Restricted Share and Restricted Unit awards. For information concerning the aggregate equity awarded to Trustees under our omnibus share plans, see Note 8 to the Principal Security Holders table.

(2)
Mr. Targan served on our Board in 2013 and determined not to stand for re-election at this year's Annual Meeting. Mr. Targan will continue to serve on our Board until the expiration of his current term on May 22, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, consisting of Dr. West and Messrs. Lynne and Tisch, grants awards under the Company's omnibus share plans and makes all other executive compensation determinations. Mr. Roth is the only officer or employee of the Company who is also a member of the Board. There are no interlocking relationships involving the Board which require disclosure under the executive compensation rules of the SEC.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and our significant shareholders, Trustees and our executive officers or their respective immediate family members are participants (including transactions required to be disclosed under Item 404 of Regulation S-K) to determine whether such persons have a direct or indirect material interest in the transaction. Our policy (as set forth in our Code of Business Conduct and Ethics) is to determine whether such an interest exists, applying the standards set forth in Item 404 of Regulation S-K and our Corporate Governance Guidelines. Our legal and financial staff is primarily responsible for the development and implementation of processes and controls to obtain information from our significant shareholders, Trustees and our executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in this proxy statement. We also disclose transactions or categories of transactions we consider in determining that a Trustee is independent. In addition, our Audit Committee and/or our Corporate Governance and Nominating Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed. These committees, in the course of their review of a disclosable related-party transaction, consider: (1) the nature of the related person's interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a Trustee or executive officer to act in the best interest of the Company; and (6) any other matters these committees deem appropriate.

Transactions Involving Interstate Properties

As of March 24, 2014, Interstate and its partners collectively beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander's outstanding common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the partners. Mr. Roth is Chairman of the Board and CEO of the Company, the Managing General Partner of Interstate, and the Chairman of the Board and Chief Executive Officer of Alexander's. Messrs. Mandelbaum and Wight are Trustees of the Company and also directors of Alexander's.

We manage and lease the real estate assets of Interstate pursuant to a management agreement for which we receive an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and automatically renews unless terminated by either of the parties on 60 days' notice at the end of the term. We believe, based upon comparable fees charged by other real estate companies, that the terms are fair to us. We earned $606,000 in management fees under the management agreement for the year ended December 31, 2013.

Transactions Involving Alexander's

As of March 24, 2014, Interstate and its three general partners—Steven Roth (Chairman of the Board and CEO of the Company and Chairman of the Board and Chief Executive Officer of Alexander's), David Mandelbaum (a Trustee of the Company and director of Alexander's) and Russell B. Wight, Jr. (a Trustee of the Company and director of Alexander's)—beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander's outstanding common stock. The Company beneficially owns approximately 32% of the outstanding common stock of Alexander's.

We manage, lease and develop Alexander's properties pursuant to the agreements described below, which expire in March of each year and renew automatically.

Management and Development Agreements.    Pursuant to our management and development agreement with Alexander's, we receive an annual fee for managing Alexander's and all of its properties equal to the sum of (i) $2,800,000, (ii) 2% of the gross income from the Rego Park II Shopping Center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue, and (iv) $272,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.

48	VORNADO REALTY TRUST	2014 PROXY STATEMENT

In addition, we are entitled to a development fee of 6% of development costs, as defined.

Leasing Agreements.    We provide Alexander's with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander's tenants. In the event that third-party real estate brokers are used, our leasing fee increases by 1% and we are responsible for the fees to the third-party real estate brokers. We are also entitled to a commission upon the sale of any of Alexander's assets of 3% of gross proceeds, as defined, for asset sales of less than $50,000,000, or 1% of gross proceeds, as defined, for asset sales of $50,000,000 or more. The total of these amounts is payable to us annually in an amount not to exceed $4,000,000, with interest on the unpaid balance at one-year LIBOR plus 1.0% per annum (1.84% at December 31, 2013).

Other Agreements.    Building Maintenance Services ("BMS"), our wholly-owned subsidiary supervises (i) the cleaning, engineering and security services at Alexander's Lexington Avenue property and (ii) security services at Alexander's Rego Park I and Rego Park II properties, for an annual fee of the cost for such services plus 6%. During the year ended December 31, 2013, we recognized $2,036,000 of income under these agreements.

During the year ended December 31, 2013, Alexander's incurred $1,126,000 of leasing fees, $2,800,000 for management fees and $3,415,000 for property management and other fees under its agreements with the Company or BMS.

At December 31, 2013, Alexander's owed the Company (i) $42,924,000 in leasing fees and (ii) $383,000 in management, property management and cleaning fees.

Certain Other Transactions or Relationships

With respect to our building at 888 Seventh Avenue, we are the lessee under a ground lease that expires in 2067. The lessor under the ground lease is a limited liability company that is owned by several members, some of which include trusts for the benefit of the family of Mr. David Mandelbaum (one of our Trustees), his children, his brother, his sister and his sister's family. Mr. Mandelbaum has no voting or pecuniary interest in these trusts or in the ground lease. The underlying fee property was purchased by the parents of Mr. Mandelbaum in 1961 and placed into trusts at that time for the benefit of their children and grandchildren. Since 1961, this property has been owned 20% by these trusts and, when the trusts expired, descendants of Mr. Mandelbaum's parents. The remaining 80% of the limited liability company is owned by two unrelated families. One family owns 55% of the limited liability company and is its managing member. Mr. Mandelbaum's personal interest in the property is an indirect 2.66% interest. We acquired the building at 888 Seventh Avenue (and the tenant's interest under the ground lease) from an unrelated party in 1998. The limited liability company owning the ground receives under the ground lease an aggregate payment of $3,350,000 a year in rent.

In addition, on December 28, 2010, the Company acquired Wayne Town Center subject to a ground lease owned by members of David Mandelbaum's family or trusts for their benefit. The rent on the ground lease in 2013 was $2,984,978 and increases at 6% per year. David Mandelbaum has no direct voting or pecuniary interest in the ground lease.

Charles E. Smith Management LLC, which is owned by Mr. Kogod, one of our Trustees, and his family members, leases space in our Crystal City location. During 2013, this company paid to us rent of $657,067. This entity is not affiliated with the Company. Mr. Kogod and his spouse each own a 25% interest in this entity.

In connection with Mr. Fascitelli's resignation as an officer of the Company effective April 15, 2013, he was conveyed a company car with a value of $41,857 and was given the use of an office and secretarial services. The Company estimates the value of the office and services provided in 2013 to be $161,590.

During 2013, the Company reimbursed a company affiliated with Mr. Roth $230,640 for the use, for Company-business purposes, of an airplane owned by such company.

Other Transactions Considered in Determining Trustee Independence

Michael Lynne, a Trustee of the Company, served as the Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation until early 2008. New Line Cinema Corporation is a tenant at our building at 888 Seventh Avenue in New York City. The lease was negotiated prior to our purchasing the building and was renewed prior to Mr. Lynne joining our Board. Unique Features, of which Mr. Lynne is a principal, shares space with New Line Cinema Corporation at no direct cost to Unique Features.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	49

REPORT OF THE AUDIT COMMITTEE

The Audit Committee's purposes are to (i) assist the Board of Trustees (the "Board of Trustees" or the "Board") of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), in its oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company's independent registered public accounting firm, and (d) the performance of the Company's independent registered public accounting firm and the Company's internal audit function; and (ii) prepare an Audit Committee report as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement. The function of the Audit Committee is oversight. The Board of Trustees, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of the New York Stock Exchange (the "NYSE"), as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Trustees has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that Dr. West is an "audit committee financial expert" within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company's annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate.

Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2013, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact "independent" or the effectiveness of the Company's internal controls.

DR. RICHARD R. WEST ROBERT P. KOGOD DANIEL R. TISCH

50	VORNADO REALTY TRUST	2014 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the "Deloitte Entities") have been the Company's independent registered public accounting firm since 1976. The Audit Committee selected the Deloitte Entities as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 as a result of a process most recently undertaken in 2008 and by which the Audit Committee and management solicited and received proposals from and met with and interviewed several other independent registered public accounting firms. The Audit Committee initiated this process after consultation with management because it determined that there were possible benefits to be considered with regard to cost, audit firm independence and obtaining a fresh look at the Company's financial accounting and internal controls processes. This process was not related to the quality of services provided by the Deloitte Entities. After consideration of each of the proposals, the Audit Committee retained the Deloitte Entities as the Company's independent registered public accounting firm and has determined to continue that retention for 2014. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, limitation of services and other regulations affecting the audit engagement process substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the votes cast on the proposal, the Audit Committee will review its future selection of an independent registered public accounting firm but will retain all rights of selection.

Even if the selection of the Deloitte Entities is ratified at the Annual Meeting, the Audit Committee, in its discretion, may change the appointment at any time during the year.

We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2013 and 2012, for professional services rendered for the audits of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company's Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $4,323,000 and $4,268,000, respectively.

Audit-Related Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2013 and 2012 for professional services rendered that are related to the performance of the audits or reviews of the Company's consolidated financial statements which are not reported above under "Audit Fees" were $2,841,000 and $2,443,000, respectively. "Audit-Related Fees" generally include fees for stand-alone audits of subsidiaries and due diligence associated with mergers/acquisitions.

Tax Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2013 and 2012 for professional services rendered for tax compliance, tax advice and tax planning were $676,000 and $702,000, respectively. "Tax Fees" generally include fees for tax consultations regarding return preparation and REIT tax law compliance.

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All Other Fees

Other than those described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees," there were $6,000 and $0 other fees billed by the Deloitte Entities for the years ended December 31, 2013 and 2012, respectively.

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established a policy of reviewing and approving engagement letters with the Deloitte Entities for the services described above under "Audit Fees" before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $250,000 on the amount of other services that the Deloitte Entities can provide the Company. Any services not specified that exceed the quarterly limit, or which would cause the amount of total other services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the Deloitte Entities. Since the adoption of such policies and procedures, all of such fees were approved by the Audit Committee in accordance therewith.

The Board of Trustees recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2014.

The affirmative vote of holders of a majority of the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is required for its approval. Abstentions will have no effect on the result of this vote.

52	VORNADO REALTY TRUST	2014 PROXY STATEMENT

PROPOSAL 3: NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section appearing earlier in this proxy statement describes our executive compensation program and the compensation decisions made by the Compensation Committee in or for 2013 with respect to our Chief Executive Officer and other officers named in the Summary Compensation Table (whom we refer to as the "Named Executive Officers"). In accordance with the rules and regulations of the SEC, the Board of Trustees is asking shareholders to cast a non-binding, advisory vote on the following resolution:

Advisory Resolution on Executive Compensation

Resolved: That the shareholders of Vornado Realty Trust (the "Company") approve, by a non-binding resolution, the compensation of the Company's executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for this Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the tables and the related footnotes and narrative accompanying the tables contained in our "Executive Compensation" section).

Supporting Statement: In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our shareholders have the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. At our 2011 Annual Meeting of Shareholders, our shareholders elected, via an affirmative vote of a majority of all votes cast, to hold such non-binding advisory votes on executive compensation on an annual basis, and, accordingly, we have elected to continue to annually hold an advisory vote on the compensation of our named executive officers.

Our executive compensation programs are described in detail in this proxy statement in the section titled "Compensation Discussion and Analysis" and the accompanying tables. These programs are designed to attract and retain talented individuals who possess the skills and expertise necessary to lead Vornado.

The Compensation Committee regularly assesses all elements of the compensation paid to our Named Executive Officers. In 2012, the Compensation Committee implemented a series of modifications to our compensation programs to address input received from our shareholders. A summary of our current compensation programs, inclusive of the aforementioned modifications, is presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this proxy statement. The Compensation Committee believes that the Company's present compensation programs promote in the best manner possible our business objectives while aligning the interests of the Named Executive Officers with our shareholders to enhance continued positive financial results. The Company has continued to deliver positive long-term results to our shareholders and remains among the leaders in the REIT industry for total shareholder return over the last decade, with the Company's TSR of approximately 148.3% for the ten-year period through 2013 significantly outperforming the Morgan Stanley REIT Index total shareholder return of approximately 124.1% and the S&P 500 total shareholder return of approximately 104.3% over the same period. We believe the compensation programs for our Named Executive Officers are a key ingredient in motivating our executives to continue to deliver such results.

The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Trustees. Nevertheless, the Board of Trustees values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

The Board of Trustees unanimously recommends a vote "FOR" the advisory resolution on executive compensation.

The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	53

PROPOSAL 4: SHAREHOLDER PROPOSAL RELATING TO A CHANGE IN THE VOTING STANDARD FOR TRUSTEE ELECTIONS

In accordance with the rules of the SEC, we have set forth below a shareholder proposal exactly as submitted on behalf of the United Brotherhood of Carpenters Pension Fund (for the purposes of this proposal, the "shareholder proponent"), along with the supporting statement of the shareholder proponent, for which the Company and the Board accept no responsibility. The address and information regarding the shareholder proponent's shareholdings in the Company will be made available upon request. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board of Trustees recommends that you vote "AGAINST" the shareholder proposal.

Trustee Election Majority Vote Standard Proposal

Resolved: That the shareholders of Vornado Realty Trust ("Company") hereby request that the Board of Trustees initiate the appropriate process to amend the Company's governance documents (charter or bylaws) to provide that Trustee nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of Trustee nominees exceeds the number of board seats.

Supporting Statement: Vornado Realty Trust's Board of Trustees should establish a majority vote standard in Trustee elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a Trustee nominee receive a majority of the votes cast in an election in order to be formally elected. The standard is particularly well-suited for the vast majority of director and Trustee elections in which only board nominated candidates are on the ballot. Under the current plurality standard, a board of Trustees nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld" from the nominee. We believe that a majority vote standard in board and trust elections establishes a challenging vote standard for nominees, enhances board accountability, and improves the performance of boards and individual Trustees or directors.

Over the past eight years, approximately 87% of the companies in the S&P 500 Index have adopted a majority vote standard in company bylaws, articles of incorporation, or charter. These companies have also adopted a director or Trustee resignation policy that establishes a board-centric post-election process to determine the status of any director or Trustee nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director and Trustee elections.

The Vornado Board of Trustees has not acted to establish a majority vote standard despite strong majority shareholder support at previous annual meetings, retaining its plurality vote standard. Most of Vornado's self-identified peer companies, including Host Hotels & Resorts, Simon Property Group, Jones Lang LaSalle, Legg Mason, and ProLogis, have adopted majority voting. The Board should take this critical first step in establishing a meaningful majority vote standard. With a majority vote standard in place, the Board can then act to adopt a Trustee resignation policy to address the status of unelected Trustees. A majority vote standard combined with a post-election Trustee resignation policy would establish a meaningful right for shareholders to elect Trustees at Vornado Realty, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream major U.S companies and establish a majority vote standard.

Board of Trustees Statement Opposing Shareholder Proposal

The Board of Trustees has carefully considered the proposal and, for the reasons described below, does not believe that it is in the best interests of the Company and its shareholders to provide for the election of Trustees by a majority of the votes cast.

The Company currently elects its Trustees by a plurality-voting standard. Under plurality voting, nominees who receive the most affirmative votes are elected to the Board. Although the proponent states that under the plurality standard, a nominee can be elected with as little as a single affirmative vote (a highly theoretical and

54	VORNADO REALTY TRUST	2014 PROXY STATEMENT

speculative possibility for which the proponent cites no example), as a practical matter, all of the Trustees have consistently been elected with a significant percentage of the Shares present at our annual meetings.

Although a number of corporations have moved to a majority-vote standard in recent years, our Board has determined not to follow this path for several reasons.

First, moving to a majority vote for election of Trustees would have no impact on the right of shareholders to propose an alternate slate of Trustees through a proxy contest. The form of majority election of directors' bylaw being proposed by the shareholder proponent would retain the plurality-voting standard for contested Trustee elections. Thus, failing to take the action requested will not prevent our shareholders from seeking to replace any of the existing Trustees with other candidates in an open election.

Second, failure to adopt a majority vote standard for election of Trustees also has no effect on the right of shareholders to express disapproval with Board actions or with individual Trustees. The "withhold" vote is a well-established means of registering dissatisfaction and a substantial withhold would require an examination of the reasons behind them. The use of the withhold vote, rather than causing one or more Trustees not to be elected, provides the Board with the flexibility to determine whether such a vote was intended only to send a message to which the Board should react, or was an effort to remove a particular Trustee from the Board. In either case, the Board seriously considers withhold votes and has given consideration to such votes in prior years.

Finally, the Board is concerned that the majority-vote requirement contemplated by the proposal would significantly increase the influence of stockholder advisory firms and certain activist shareholders or special interest groups, whose interests and agenda may differ from those of our shareholders generally. Under majority election, because of the increased threat of one or more Trustees not being reelected in a uncontested election, the Board may be forced either to follow the dictates of special interest groups, or to engage in expensive and distracting solicitation campaigns at each annual meeting for matters that generally are only peripherally related to the best interests of our Company and its shareholders. Furthermore, a majority-vote requirement could create the potential for hostile parties, who may not have the best interests of the Company and all of its shareholders in mind, to dictate, at little cost or risk to themselves, or benefit to shareholders, the future of the Board and the Company.

Our Board fully appreciates the importance of allowing shareholders the opportunity to put forward at our Annual Meeting their concerns, including about the Board or an individual Trustee. At the same time, the Board does not believe that an appropriate means of expressing that concern is the potential expulsion of one or more Trustees from the Board should a hostile party solicit votes or should such Board members determine not to implement a shareholder proposal—which is the potential result of the majority-voting standard, as opposed to the withhold vote. This situation is exacerbated by the failure of many retail holders to vote their Shares, the Company's inability to contact many holders directly, the elimination of broker voting for election of Trustees, the practices of empty voting and stock borrowing and the routine delegation by many institutional holders of their voting decisions to proxy advisory firms, without considering the merits of the matter at issue or the impact of following the recommendations of advisory firms. Although it is possible a Trustee could stay on as a holdover Trustee if not elected under a majority voting standard, the Company cannot assume a Trustee would stay on in a holdover capacity and does not want to rely on this outcome.

Our Board and management have always welcomed and frequently receive and respond to shareholder input. Our Board members believe that they are better informed to respond to shareholder concerns than others that may have special interests and who may be pursuing their own agenda and who, unlike our Trustees, have no legal duty to act in the best interests of the Company. Consequently, our Trustees believe it is their duty to retain as much flexibility as possible to consider and negotiate these matters for the best interests of the Company rather than effectively abdicate these duties to influential special interests. Furthermore and importantly, our Board continues to believe that one of the best methods of aligning the interests of Board members with those of shareholders is a significant investment by Board members in Shares of the Company. As of the record date, our Board members beneficially owned Shares having a value in excess of $1.8 billion. Our Board believes that our Board members who have such a significant personal stake in the Company are more informed, more focused and better positioned to guide the Company's future for the benefit of all shareholders than are special interest groups or opportunistic short-term investors.

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In summary, we believe that both the withhold vote and the right of shareholders to nominate their own candidates for Trustees provide a full and effective opportunity for shareholders to address their concerns about the performance of Trustees without the risk of abuse of Trustee elections by shareholders with different economic and other special interests from our shareholders generally.

The Board of Trustees unanimously recommends a vote "AGAINST" the proposal relating to the change in the voting standard.

The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Shareholder approval of this proposal would not result in the adoption of a policy or a change to our Bylaws because this proposal is only a recommendation to the Board of Trustees.

56	VORNADO REALTY TRUST	2014 PROXY STATEMENT

PROPOSAL 5: SHAREHOLDER PROPOSAL RELATING TO THE APPOINTMENT OF AN INDEPENDENT CHAIRMAN

In accordance with the rules of the SEC, we have set forth below a shareholder proposal exactly as submitted jointly on behalf of the Central Laborers' Pension Fund and the Connecticut Retirement Plans and Trust Funds (for the purposes of this proposal, the "shareholder proponent"), along with the supporting statement of the shareholder proponent, for which the Company and the Board accept no responsibility. The address and information regarding the shareholder proponent's shareholdings in the Company will be made available upon request. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board of Trustees recommends that you vote "AGAINST" the shareholder proposal.

Proposal Regarding the Appointment of an Independent Chairman

Resolved: That the stockholders of Vornado Realty Trust, ("Vornado" or "the Company") ask the board of Trustees to adopt a policy that, whenever possible, the board's chairman should be an independent Trustee who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and (b) that compliance with the policy is excused if no independent Trustee is available and willing to serve as chairman.

Supporting Statement: It is the responsibility of the Board of Trustees to protect shareholders' long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation's business and affairs. Currently, Mr. Steven Roth is both Chairman of the Board and CEO. We believe that the practice of combining the two positions may not adequately protect shareholders.

We believe that an independent Chairman who sets agendas, priorities and procedures for the board can enhance board oversight of management and help ensure the objective functioning of an effective board. We also believe that having an independent Chairman (in practice as well as appearance) can improve accountability to shareowners, and we view the alternative of having a lead outside Trustee, even one with a robust set of duties, as not adequate to fulfill these functions.

A number of respected institutions recommend such separation. CalPERS' Corporate Core Principles and Guidelines state that "the independence of majority of the Board is not enough"; "the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management." In 2009 the Milstein Center at Yale School of Management issued a report, endorsed by a number of investors and board members, which recommended splitting the two positions as the default provision for U.S. companies. A commission of The Conference Board stated in a 2003 report: "Each corporation should give careful consideration to separating the offices of Chairman of the Board and CEO, with those two roles being performed by separate individuals. The Chairman would be one of the independent directors."

We believe that the recent economic crisis demonstrates that no matter how many independent Trustees there are on the Board, that Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

We, therefore, urge shareholders to vote FOR this proposal.

Board of Trustees Statement Opposing Shareholder Proposal

Currently, our Board of Trustees has an active, independent, Lead Trustee and, following the resignation of Mr. Fascitelli as our Chief Executive Officer on April 15, 2013, the positions of Chairman and Chief Executive Officer are held by Mr. Roth. Our Board believes that this structure is appropriate and advantageous, provides the benefits sought by the shareholder proponent and enables us to benefit from the insight and experience of Mr. Roth in his capacity as both Chairman and Chief Executive Officer.

Moreover, our Corporate Governance Guidelines, which are regularly reviewed by our independent Corporate Governance and Nominating Committee and our Board of Trustees, provide that the Board is free to select its

2014 PROXY STATEMENT	VORNADO REALTY TRUST	57

Chairman and the Company's Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time, and that these positions may be filled by the same person or by two individuals. This policy was recommended after careful consideration by our Corporate Governance and Nominating Committee and adopted by our full Board to reflect the Board's belief that it is important to retain the flexibility to allocate the responsibilities of the offices of the Chairman and the Chief Executive Officer in any way that the Board deems appropriate in light of the then-current circumstances. Adopting a policy that would arbitrarily limit the Board's selection of a Chairman to only an independent Trustee who is not a current or former executive officer of the Company could disable the Board from selecting the person they believe is best qualified to serve as Chairman. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities that the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company and to judge how to make use of the capabilities of the Company's senior managers and Trustees and how to allocate responsibilities among them. All of our Trustees are bound by the duties imposed by Maryland law. Establishing arbitrary criteria that limits the selection of a Chairman does not better enable the Board to fulfill its obligations. Instead, such limit would have the effect of preventing the Board from selecting the person it believes to be the best choice to serve as Chairman.

The Board believes the most effective leadership structure for the Company at the present time is to have an experienced and active Lead Trustee, in Mr. Wight, and to make use of the unique and deep experience and insight with the Company and industry of Mr. Roth, as both Chairman and Chief Executive Officer. The Board, as always, retains the flexibility to modify this structure as it deems appropriate and in the best interests of the Company.

The Board of Trustees believes that having strong, independent Trustees is critically important to good corporate governance. The functions of the Board are carried out by the full Board and by Board committees. The Board has been, and continues to be, a strong proponent of Board independence and has already ensured that a majority of the Board, as well as all members of the Audit, Compensation and Corporate Governance and Nominating Committees, are independent under New York Stock Exchange standards. Seven of our nine continuing Trustees are independent and are able to critically review our management plans. In furtherance of this, our Corporate Governance Guidelines provide that any Board member may (and in fact, they do) suggest the inclusion of matters on the agenda for any Board meeting. In addition, non-employee Trustees meet privately in executive session at every regularly scheduled Board meeting. Furthermore, the Board has established robust procedures for contacting the independent Chair of our Audit Committee regarding matters requiring attention of independent Board members.

In addition, our independent, Lead Trustee serves as a resource to the Chairman and the Board, coordinates the activities of the independent Trustees, and performs such other duties and responsibilities as the Board may determine. The Lead Trustee's specific duties include presiding at all meetings of the Board in the absence of the Chairman and at all executive sessions of the independent Trustees, serving as liaison between the Chairman and the independent Trustees, consulting with the Chairman on meeting schedules, agenda items and materials for meetings and calling meetings of the independent Trustees when necessary and appropriate.

The Board of Trustees believes the Company's current policy, Bylaws and governance guidelines establish appropriate oversight procedures and the flexibility necessary for Trustees to select the best-qualified person as Chairman in accordance with the exercise of their duties as Trustees. The proposal presented imposes an arbitrary and unnecessary restriction on the performance of those duties that the Board believes is not in the best interests of the Company and its shareholders. Finally, our Board believes that all of the benefits sought by the shareholder proponent are currently provided by our existing Board structure.

The Board of Trustees unanimously recommends a vote "AGAINST" the proposal relating to the appointment of an independent Chairman.

The affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Shareholder approval of this proposal would not result in the adoption of a policy or a change to our Bylaws because this proposal is only a recommendation to the Board of Trustees.

58	VORNADO REALTY TRUST	2014 PROXY STATEMENT

PROPOSAL 6: SHAREHOLDER PROPOSAL RELATING TO DECLASSIFICATION OF THE BOARD OF TRUSTEES

In accordance with the rules of the SEC, we have set forth below a shareholder proposal exactly as submitted by the Illinois State Board of Investment (for the purposes of this proposal the "shareholder proponent"), along with the supporting statement of the shareholder proponent, for which the Company and the Board accept no responsibility. The address and information regarding the shareholder proponent's shareholdings in the Company will be made available upon request. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board of Trustees recommends that you vote "AGAINST" the shareholder proposal.

Proposal Relating to Declassification of the Board of Trustees

Resolved, that shareholders of Vornado Realty Trust urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2015 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2015 from completing the term for which such director was elected.

Supporting Statement: This resolution was submitted by the Illinois State Board of Investment. The Shareholder Rights Project served as the proponent's representative and advisor in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

According to data from FactSet Research Systems, during the period January 1, 2012 to June 30, 2013:

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More than 90 S&P 500 companies brought management proposals to declassify their boards to a vote at annual meetings;

•
More than 50 precatory declassification proposals passed at annual meetings of S&P 500 companies; and

•
The average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies exceeded 75%.

The significant shareholder support for declassification proposals is consistent with empirical studies reporting that:

•
Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•
Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•
Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•
Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition and that classified boards are associated with lower firm valuation.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	59

Please vote for this proposal to make directors more accountable to shareholders.

Board of Trustees Statement Opposing Shareholder Proposal

Our Board believes that declassification of the Board of Trustees would not serve the best interests of the Company and its shareholders. Accordingly, the Board of Trustees unanimously recommends a vote AGAINST the proposed resolution for the reasons explained below.

The Company's Declaration of Trust provides for the Board to be divided into three classes of Trustees serving staggered three-year terms (a classified board). The Company has achieved its current size and success under the oversight of a classified board.

The classified board, a feature of corporate governance that has been common for nearly a century, provides enhanced continuity and stability in the Board's business strategies and policies. Generally, at all times, two-thirds of the Trustees will have had prior experience and familiarity with oversight of the Company's business and affairs while still annually providing an opportunity for the election of one-third of the Board with new Trustees. This structure enables our Board to build on past experience and plan for a reasonable period into the future. A classified board also fosters board independence as independent board members are provided with time to cultivate an understanding of the Company's business and operations, making them less reliant on management's perspective. Furthermore, a classified board encourages a long-term focus in overseeing the management of the business and affairs of the Company. In addition to providing experienced Trustees, a classified board helps the Company attract and retain highly qualified individuals willing to commit the time and resources necessary to understand the Company and its management, operations and competitive environment.

As discussed below, independent studies have shown that board classification tends to increase prices paid in takeovers and is associated with higher firm value in the long term. In the event the Company becomes subject to an unsolicited takeover proposal, a classified board permits greater time and a more orderly process for Trustees to consider any takeover bids and to explore all alternatives to maximize shareholder value. A classified board also makes it more likely that persons who may seek to acquire control of the Company will initiate such action through negotiations with the Board. At least two meetings of shareholders would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of Trustees provides the Board with an adequate opportunity to fulfill its duties to the Company's shareholders to review any takeover proposal, study appropriate alternatives and act in the best interests of the Company. Board classification also allows the Board to invest in long-term goals rather than focusing on short-term gains. If Trustees were up for election every year they could feel pressure to generate short-term returns knowing they could be up for election each and every year. A classified Board allows our Trustees to focus their attention on long-term shareholder value.

The Board believes that the shareholder proponent's arguments in favor of declassification are open to question. Moreover, the "common wisdom" that a classified board structure is bad for stockholders has been questioned in academic studies. A study published in 2008 in the Journal of Financial Economics provides support for the Board's belief that a classified board may actually benefit shareholders in takeover situations. In particular, the study reaches the following conclusions that are at odds with the arguments typically raised against classified boards:

•
Shareholders of companies with a classified board that are involved in a takeover transaction receive a larger proportional share of the total value gains relative to the gains to target shareholders of companies with a single class of directors;

•
Instead of entrenching management, board classification may improve the relative bargaining power of companies on behalf of their shareholders;

•
Among companies for which bids have been made, companies with a classified board are acquired at an equivalent rate as companies with a declassified board; and

60	VORNADO REALTY TRUST	2014 PROXY STATEMENT
•
The CEOs of companies with a classified board that are acquired wind up working for the acquirer, either as a director or manager, at a statistically equivalent rate as the CEOs of targets with a single class of directors, demonstrating that board classification does not facilitate self-dealing by incumbent managers in takeover situations.

See Thomas W. Bates, David A. Becher & Michael L. Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control, 87 J.Fin.Econ. 656 (2008) (available at SSRN: http://ssrn.com/abstract=923408).

Another more recent study, K.J. Martijn Cremers, Lubomir P. Litov, Simone M. Sepe, Staggered Board and Firm Value, Revisited (December 19, 2013) (available at SSRN: http://ssrn.com/abstract=2364165), concludes that staggered boards are associated with higher firm value in the long term and that staggered boards help to insulate the board from short-term oriented shareholders. The study also questions the wisdom of recommendations to vote for the removal of a staggered board. This study states in part:

  "In this paper, we have revisited the common view in corporate governance that adopting a staggered board lowers firm value and that it is generally preferable to de-stagger. Using a comprehensive data on staggered boards in 1978-2011 for a panel of U.S. firms, we find that the negative cross-sectional association between staggered boards and firm value is reversed in the time series analysis.

  …

  These results challenge the common understanding that staggered boards are primarily a mechanism to help entrench management from the discipline of stockholders or the market of corporate control. In addition, they question the guidelines of the shareholder voting (proxy) advisors that generally recommend to vote against the adoption of a staggered board and, likewise in favor of the removal of a staggered board (ISS, 2013, Glass Lewis, 2013)."

The study goes on to "propose a positive account of staggered boards, in which staggering up may be efficiently employed by some firms to mitigate the risk of interference by shareholders with a short-term investment horizon and/or the risk of takeovers from opportunistic raiders."

Notwithstanding the trend toward declassification cited in the shareholder proposal, your Board firmly believes that the current classified board structure gives the Board the opportunity to consider any offer that is made and, where appropriate, negotiate the best possible sale price or other terms for the benefit of our shareholders. Those members of our management and Board who participated in the acquisition of our Company know, from personal experience, that the classified board did not deter a takeover proposal and served very well to protect the interests of the then-existing shareholders of the Company.

Importantly, as the ability for brokers to vote shares for which they have not received voting instructions has been eliminated, your Board believes that a system of annual elections of all its Trustees would make our Company more vulnerable to unsolicited takeovers at share prices which, particularly in this economic environment, may be depressed. With the changes in the rules regarding broker voting and the rise in the importance of special interests and the ability of speculators to accumulate significant voting positions, your Board believes that, more than ever, a classified board is an extremely important and appropriate tool in preserving and enhancing shareholder value.

The Board of Trustees unanimously recommends a vote "AGAINST" the proposal relating to the declassification of the Board of Trustees.

The affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Shareholder approval of this proposal would not result in the annual election of all of our Trustees. If approved, the proposal would be a non-binding recommendation to the Board of Trustees.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	61

PROPOSAL 7: SHAREHOLDER PROPOSAL REGARDING ACCELERATION OF EQUITY FOLLOWING A CHANGE OF CONTROL

In accordance with the rules of the SEC, we have set forth below a shareholder proposal exactly as submitted by the Trowel Trades S&P 500 Index Fund (for the purposes of this proposal the "shareholder proponent"), along with its supporting statement, for which the Company and the Board accept no responsibility. The address and information regarding the shareholder proponent's shareholdings in the Company will be made available upon request. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board recommends that you vote "AGAINST" the shareholder proposal.

Proposal Regarding Acceleration of Equity following a Change of Control

Resolved: The shareholders ask the board of directors of Vornado Realty Trust to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any named executive officer, provided, however, that the board's Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer's termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2014 annual meeting.

Supporting Statement: Vornado Realty Trust ("Company") allows executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive's performance.

According to last year's proxy statement, a voluntary termination following a change in control as of December 31, 2012 could have accelerated the vesting of $60 million worth of long-term equity to the Company's five senior executives.

We are unpersuaded by the argument that executives somehow "deserve" to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a "pay for performance" philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one-third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

Board of Trustees Statement Opposing Shareholder Proposal

After careful consideration, the Board believes that restricting the acceleration of equity awards following a change of control of the Company would not serve the best interests of the Company and its shareholders.

62	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Accordingly, the Board of Trustees unanimously recommends a vote AGAINST the proposed resolution for the reasons explained below.

The shareholder proposal seeks to put in place a policy that the Board believes would unwisely restrict the Company's ability to structure our executive compensation program. The Board believes it is best to retain flexibility in the type and nature of the equity awards that can be granted to our named executive officers, including in certain instances, granting equity awards with double trigger change-in-control vesting. The Compensation Committee, which is made up of entirely of independent Trustees and advised by an independent compensation consultant, is responsible for establishing the terms of our executive compensation program and the granting and administration of equity awards under the Company's omnibus share plans. The Board believes it is best to leave determinations related to the specifics of those equity awards to the independent Trustees who comprise our Compensation Committee and not to restrict the Committee with broad policies that limit the range of available options in incentivizing our named executive officers.

In its supporting statement, the proponent references our 2013 proxy statement filed on April 12, 2013 and incorrectly states that awards valued at $60 million would have vested on a voluntary termination following a change of control on December 31, 2012. The actual value of equity awards reported in our 2013 proxy statement that would have vested on the occurrence of such an event was slightly below $42 million, not $60 million as the proponent states. In 2012, we changed our equity award documents so that awards granted going forward do not generally include accelerated vesting upon a voluntary termination following a change of control. We do not consider an executive's resignation for good reason to be a voluntary termination. The amount reported in our 2013 proxy statement included awards granted prior to 2012. As noted in this proxy statement, awards valued at $20.0 million would have vested on a voluntary termination following a change of control on December 31, 2013, an amount less than the amount for the prior year and an amount that should decrease significantly as our pre-2012 awards vest. In addition, $14.6 million of the amount disclosed in the 2012 proxy statement included awards to Michael Fascitelli, our former CEO, who is no longer an employee of the Company. Furthermore, although the shareholder proponent refers to equity that would vest on a voluntary termination following a change of control, it is important to note that the shareholder's proposal would also affect vesting after a change of control and involuntary termination.

We only grant equity awards with double trigger vesting. Since 2012, all equity awards granted by the Compensation Committee include double trigger vesting. Double trigger vesting means that our equity awards will vest only after both (a) a change of control and (b) termination of an executive's employment, either by the Company without cause or by the executive with good reason. Double trigger vesting prevents executives from receiving a windfall in the event of a change of control and compensates executives only when their employment is actually terminated. Double trigger vesting of equity awards is generally recognized as a good governance practice and one that we have already implemented. The shareholder proposal would establish a policy that restricts our ability to grant equity awards with double trigger vesting.

Prior to 2012, we granted equity awards with "single trigger" vesting, meaning that a change of control alone would trigger the vesting of an equity award. After an in-depth review of our pay practices in 2012 by our Compensation Committee and the Board, we determined that single trigger vesting was no longer appropriate for equity awards granted to our executives and we revised our approach to grant only equity awards with double trigger vesting. We believe that our current provisions appropriately achieve the benefits of ensuring the dedication of employees in connection with a change of control without providing for an automatic payment. This adjustment demonstrates the readiness of our independent Compensation Committee to change the terms of our equity awards when it believes such changes are in the best interests of the Company and our shareholders.

Benefits of Equity Awards with double trigger vesting. In addition to the importance of allowing our independent Compensation Committee to determine the structure and terms of our executive compensation program, the Board also believes the proposal is not in the best interests of the Company or its shareholders because granting equity awards with double trigger vesting, as we currently do, is beneficial to the Company. Equity awards constitute a significant portion of our named executive officers' compensation and the ability to grant such awards with double trigger vesting is an important part of our executive compensation program.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	63

The following are specific benefits of our equity awards that would be eliminated by the proposal, which would only allow partial, pro rata vesting of equity awards following a change of control:

•
Aligning executive interests with shareholders' interests. We choose to compensate our executives with equity awards to align their interests with the interests of our shareholders. Equity awards allow our executives to share in the benefit when we increase shareholder value, including an increase in connection with a change of control. Eliminating double trigger vesting destroys this alignment with shareholders' interests. As described below, in a situation where a change of control may be imminent, executives may no longer have the same incentive to maximize shareholder value, because a termination of employment following a change of control would deprive them of the entire benefit of certain of their equity awards.

•
Minimizing conflicts of interest. In the context of a potential change-of-control transaction, the uncertainties caused by lack of any acceleration protection could distract our named executive officers or even contribute to their leaving the Company before a transaction is completed. It could also create conflicts of interest on the part of executives involved in effecting a possible transaction. By permitting such acceleration of our equity awards, we believe that we can better motivate our executives both to achieve our overall business objectives and to maximize value for our shareholders, particularly in effecting a change-of-control transaction. Adopting the proposal would undermine this focus. Double trigger equity awards, such as those that make up a significant portion of our named executive officers' compensation, allow executives to focus on maximizing gains for shareholders knowing that if they are terminated following a change of control they will not lose the full benefit of the equity awards they were previously granted.

•
Attracting and retaining talent. Equity awards with double trigger vesting help us attract and retain talented individuals who possess the particular skills and expertise necessary to lead the Company, including in the lead-up to a change of control, when they otherwise might be inclined to seek new employment. We also believe that the flexibility to grant equity awards with double trigger vesting is important to attracting new executives, who may be hesitant to join the Company if they knew they would not receive any equity vesting if they are promptly terminated following a change of control.

For the reasons set forth above, our Board believes that the shareholder proposal would unnecessarily restrict our Compensation Committee from determining the terms of our equity awards and would limit our ability to compensate our named executive officers in a manner designed to align their interests with the interests of shareholders, minimize conflicts of interest and attract and retain executive talent.

The Board of Trustees unanimously recommends a vote "AGAINST" the proposal regarding the acceleration of equity following a change of control.

The affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. If approved, the proposal would be a non-binding recommendation to the Board of Trustees.

64	VORNADO REALTY TRUST	2014 PROXY STATEMENT

INCORPORATION BY REFERENCE

To the extent this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections entitled "Compensation Committee Report on Executive Compensation" and "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought, before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the individuals named in the accompanying proxy to vote said proxy in accordance with their discretion on such matters.

PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures by which shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to authorize your proxy by any of these methods.

Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 21, 2014. Authorizing your proxy via the Internet or by telephone will not affect your right to revoke your proxy should you decide to do so.

The Internet and telephone proxy authorization procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the shareholder.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

The Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a Trustee at an Annual Meeting of Shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year's Annual Meeting and must include certain information specified in the Bylaws. As a result, under the current Bylaws, any notice given by or on behalf of a shareholder pursuant to the provisions of our Bylaws must comply with the requirements of the Bylaws and be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, between and including January 22, 2015 and February 21, 2015. The Board of Trustees may amend the Bylaws from time to time.

Shareholders interested in presenting a proposal for inclusion in the proxy statement for the Company's Annual Meeting of Shareholders in 2015 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 12, 2014.

By Order of the Board of Trustees,
Alan J. Rice Secretary
New York, New York April 11, 2014

It is important that proxies be returned promptly. Please authorize your proxy over the Internet, by telephone or by requesting, executing and returning a proxy card or voting instruction form.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	65

 ANNEX A

CORPORATE GOVERNANCE GUIDELINES

I. Introduction

The Board of Trustees of Vornado Realty Trust (the "Trust"), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the "Guidelines") to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Trust's Amended and Restated Declaration of Trust and Amended and Restated Bylaws, in each case as amended.

II. Board Composition

The composition of the Board should balance the following goals:

•
The size of the Board should facilitate substantive discussions of the whole Board in which each Trustee can participate meaningfully;

•
The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Trust's business; and

•
A majority of the Board shall consist of Trustees who the Board has determined are "independent" under the Corporate Governance Rules (the "NYSE Rules") of The New York Stock Exchange, Inc. (the "NYSE").

III. Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Trust's Chief Executive Officer in the manner it considers in the best interests of the Trust at any given point in time. These positions may be filled by one individual or by two different individuals.

IV. Selection of Trustees

Nominations. The Board is responsible for selecting the nominees for election to the Trust's Board of Trustees. The Trust's Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of Trustees or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The members of the Corporate Governance and Nominating Committee may, in their discretion, work or otherwise consult with members of management of the Trust in preparing the Committee's recommendations.

Criteria. The Board should, based on the recommendation of the Corporate Governance and Nominating Committee, select new nominees for the position of independent Trustee considering the following criteria:

•
Personal qualities and characteristics, accomplishments and reputation in the business community;

•
Current knowledge and contacts in the communities in which the Trust does business and in the Trust's industry or other industries relevant to the Trust's business;

•
Ability and willingness to commit adequate time to Board and committee matters;

•
The fit of the individual's skills and personality with those of other Trustees and potential Trustees in building a Board that is effective, collegial and responsive to the needs of the Trust; and

•
Diversity of viewpoints, experience and other demographics.

66	VORNADO REALTY TRUST	2014 PROXY STATEMENT

Independence Standards. To qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Trustee has no material relationship with the Trust and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the "Trust" will mean Vornado Realty Trust and its consolidated subsidiaries.

The following relationships have been determined not to be material relationships that would categorically impair a Trustee's ability to qualify as independent:

1.
Payments to and from other organizations. A Trustee's or his immediate family member's status as executive officer or employee of an organization that has made payments to the Trust, or that has received payments from the Trust, not in excess of the greater of:

(i)
$1 million; or

(ii)
2% of the other organization's consolidated gross revenues for the fiscal year in which the payments were made.

  In the case where an organization has received payments that ultimately represent amounts due to the Trust and such amounts are not due in respect of property or services from the Trust, these payments will not be considered amounts paid to the Trust for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.

2.
Beneficial ownership of the Trust's equity securities. Beneficial ownership by a Trustee or his immediate family member of not more than 10% of the Trust's equity securities. A Trustee or his immediate family member's position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Trust's equity securities.

3.
Common ownership with the Trust. Beneficial ownership by, directly or indirectly, a Trustee, either individually or with other Trustees, of equity interests in an organization in which the Trust also has an equity interest.

4.
Directorships with, or beneficial ownership of, other organizations. A Trustee's or his immediate family member's interest in a relationship or transaction where the interest arises from either or both of:

(i)
his or his family member's position as a director with an organization doing business with the Trust; or

(ii)
his or his family member's beneficial ownership in an organization doing business with the Trust so long as the level of beneficial ownership in the organization is 25% or less, or less than the Trust's beneficial ownership in such organization, whichever is greater.

5.
Affiliations with charitable organizations. The affiliation of a Trustee or his immediate family member with a charitable organization that receives contributions from the Trust, or an affiliate of the Trust, so long as such contributions do not exceed for a particular fiscal year the greater of:

(i)
$1 million; or

(ii)
2% of the organization's consolidated gross revenues for that fiscal year.

6.
Relationships with organizations to which the Trust owes money. A Trustee's or his immediate family member's status as an executive officer or employee of an organization to which the Trust was indebted at the end of the Trust's most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Trust's total consolidated assets.

7.
Relationships with organizations that owe money to the Trust. A Trustee's or his immediate family member's status as an executive officer or employee of an organization which is indebted to the Trust at

2014 PROXY STATEMENT	VORNADO REALTY TRUST	67

  the end of the Trust's most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization's total consolidated assets.

8.
Personal indebtedness to the Trust. A Trustee's or his immediate family member's being indebted to the Trust at any time since the beginning of the Trust's most recently completed fiscal year so long as such amount does not exceed the greater of:

(i)
$1 million; or

(ii)
2% of the individual's net worth.

9.
Leasing or retaining space from the Trust. The leasing or retaining of space from the Trust by:

(i)
a Trustee;

(ii)
a Trustee's immediate family member; or

(iii)
an affiliate of a Trustee or an affiliate of a Trustee's immediate family member;

  so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10.
Other relationships that do not involve more than $100,000. Any other relationship or transaction that is not covered by any of the categorical standards listed above and that do not involve payments of more than $100,000 in the most recently completed fiscal year of the Trust.

11.
Personal relationships with management. A personal relationship between a Trustee or a Trustee's immediate family member with a member of the Trust's management.

12.
Partnership and co-investment relationships between or among Trustees. A partnership or co-investment relationship between or among a Trustee or a Trustee's immediate family member and other members of the Trust's Board of Trustees, including management Trustees, so long as the existence of the relationship has been previously disclosed in the Trust's reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Trustee's obligation to disclose the transaction or relationship to the Trust, the Board of Trustees or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Trustee qualified as independent or not, may be made by the Corporate Governance and Nominating Committee or the Board. The Trust shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.

Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Trust, together with an independent Trustee, when deemed appropriate.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new Trustees, including background material on the Trust, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Trust will reimburse Trustees for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Trust.

68	VORNADO REALTY TRUST	2014 PROXY STATEMENT

V. Election Term

The Board does not believe it should establish term limits.

VI. Retirement of Trustees

The Board believes it should not establish a mandatory retirement age.

VII. Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.

The agenda for each Board meeting will be established by the Chairman and CEO, with assistance of the Trust's Secretary and internal Corporation Counsel. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Trustees an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Trustees to make an informed judgment.

VIII. Executive Sessions

To ensure free and open discussion and communication among the non-management Trustees, the non-management Trustees will meet in executive sessions periodically, with no members of management present. Non-management Trustees who are not independent under the NYSE Rules may participate in these executive sessions, but independent Trustees should meet separately in executive session at least once per year.

At any time that the independent Trustees have not appointed a Lead Trustee or the Lead Trustee is not present, the participants in any executive sessions will select by majority vote of those attending a presiding Trustee for such sessions or any such session.

In order that interested parties may be able to make their concerns known to the non-management Trustees, the Trust shall disclose a method for such parties to communicate directly with the presiding Trustee or the non-management Trustees as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.

IX. The Committees of the Board

The Trust shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee, the Compensation Committee and a nominating/corporate governance committee, which in our Trust is called the Corporate Governance and Nominating Committee. Each of these three committees must have a written charter satisfying the rules of the NYSE.

All Trustees, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee's activities to the Board.

Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least such number of Trustees as may be required by the NYSE Rules who the Board has determined are "independent" under the NYSE Rules. Any additional qualifications for the

2014 PROXY STATEMENT	VORNADO REALTY TRUST	69

members of each committee shall be set out in the respective committees' charters. A Trustee may serve on more than one committee for which he or she qualifies.

Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the Committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.

X. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI. Lead Trustee

The independent Trustees will annually elect an independent Trustee to serve as Lead Trustee. The Lead Trustee will serve as a resource to the Chairman and to the other independent Trustees, coordinating the activities of the independent Trustees. The Lead Trustee will perform such other duties and responsibilities as the Board may determine.

The Board has determined that the Lead Trustee should have the following specific duties and responsibilities:

  (i)
  Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Trustees;

  (ii)
  Serve as liaison between the Chairman and the independent Trustees;

  (iii)
  Consult with the Chairman as to an appropriate schedule of board meetings;

  (iv)
  Consult with the Chairman as to agenda items and materials sent in advance of board meetings, provided that all Trustees may suggest items for inclusion on the agenda; and

  (v)
  Call meetings of the independent Trustees when necessary and appropriate.

XII. Executive Compensation

Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Trust against the Trust's goals and objectives and approves the compensation level of the CEO.

Evaluating and Approving the Compensation of Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XIII. Board Compensation

The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board's objectivity.

XIV. Prohibition on Short Sales

In accordance with Federal securities laws, the Company should prohibit short sales by our executive officers of our equity securities.

70	VORNADO REALTY TRUST	2014 PROXY STATEMENT

XV. Expectations of Trustees

The business and affairs of the Trust shall be managed under the direction of the Board in accordance with Maryland law. In performing his or her duties, the primary responsibility of the Trustees is to exercise his or her business judgment in the best interests of the Trust. The Board has developed a number of specific expectations of Trustees to promote the discharge of this responsibility and the efficient conduct of the Board's business.

Commitment and Attendance. All independent and management Trustees should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

Participation in Meetings. Each Trustee should be sufficiently familiar with the business of the Trust, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a Trustee may have about any aspect of the Trust's business. Trustees should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics. In their roles as Trustees, all Trustees owe a duty of loyalty to the Trust. This duty of loyalty mandates that the best interests of the Trust take precedence over any interests possessed by a Trustee.

The Trust has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Trustees, particularly with respect to transactions in the securities of the Trust, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Trust. Trustees should be familiar with the Code's provisions in these areas and should consult with any member of the Trust's Corporate Governance and Nominating Committee or the Trust's internal Corporation Counsel in the event of any concerns. The Corporate Governance and Nominating Committee is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.

Other Directorships. The Trust values the experience Trustees bring from other boards on which they serve, but recognizes that those boards may also present demands on a Trustee's time and availability and may present conflicts or legal issues. Trustees should advise the Chairman of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

Contact with Management. All Trustees are invited to contact the CEO at any time to discuss any aspect of the Trust's business. Trustees will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Trustees to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Contact with Other Constituencies. It is important that the Trust speaks to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each Trustee shall maintain the confidentiality of information received in connection with his or her service as a Trustee.

2014 PROXY STATEMENT	VORNADO REALTY TRUST	71

XVI. Evaluating Board Performance

The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that Trustees bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee's evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XVII. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

888 Seventh Avenue, New York, New York 10019

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000207864_1 R1.0.0.51160 For Withhold For All All All Except The Board of Trustees recommends you vote FOR the following: 1. Election of Trustees Nominees 01 Michael Lynne 02 David Mandelbaum 03 Daniel R. Tisch VORNADO REALTY TRUST 888 SEVENTH AVENUE NEW YORK, NY 10019 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Trustees recommends you vote FOR proposals 2 and 3. For Against Abstain 2 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR. 3 NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. The Board of Trustees recommends you vote AGAINST proposals 4, 5, 6 and 7. For Against Abstain 4 NON-BINDING SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING. 5 NON-BINDING SHAREHOLDER PROPOSAL REGARDING THE APPOINTMENT OF AN INDEPENDENT CHAIRMAN. For Against Abstain 6 NON-BINDING SHAREHOLDER PROPOSAL REGARDING ESTABLISHING ONE CLASS OF TRUSTEES TO BE ELECTED ANNUALLY. 7 NON-BINDING SHAREHOLDER PROPOSAL REGARDING RESTRICTING THE ACCELERATION OF EQUITY AWARDS FOLLOWING A CHANGE OF CONTROL. NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000207864_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . VORNADO REALTY TRUST This proxy is solicited on behalf of the Board of Trustees for the 2014 Annual Meeting of Shareholders May 22, 2014 11:30 A.M. The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 22, 2014 at 11:30 A.M., local time, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2013 Annual Report to Shareholders is hereby acknowledged. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) "FOR" THE ELECTION OF EACH NOMINEE FOR TRUSTEE, (2) "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (3) "FOR" THE NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION, (4) "AGAINST" THE NON-BINDING SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING, (5) "AGAINST" THE NON-BINDING SHAREHOLDER PROPOSAL REGARDING THE APPOINTMENT OF AN INDEPENDENT CHAIRMAN, (6) "AGAINST" THE NON-BINDING SHAREHOLDER PROPOSAL REGARDING ESTABLISHING ONE CLASS OF TRUSTEES TO BE ELECTED ANNUALLY AND (7) "AGAINST" THE NON-BINDING SHAREHOLDER PROPOSAL REGARDING RESTRICTING THE ACCELERATION OF EQUITY AWARDS FOLLOWING A CHANGE OF CONTROL. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

Growth in TSR
Advisory Resolution on Executive Compensation
Trustee Election Majority Vote Standard Proposal
Board of Trustees Statement Opposing Shareholder Proposal
Proposal Regarding the Appointment of an Independent Chairman
Board of Trustees Statement Opposing Shareholder Proposal
Proposal Relating to Declassification of the Board of Trustees
Board of Trustees Statement Opposing Shareholder Proposal
Proposal Regarding Acceleration of Equity following a Change of Control
Board of Trustees Statement Opposing Shareholder Proposal
  ANNEX A
CORPORATE GOVERNANCE GUIDELINES